PURCHASE AND SALE AGREEMENT

BETWEEN

DORAL ENERGY CORPORATION

(the "Seller")

and

ALAMO RESOURCES, LLC

(the "Buyer")

APRIL 30, 2010

TABLE OF CONTENTS

Exhibits

Exhibit "A"	The Leases
Exhibit "B"	The Wells
Exhibit "C"	The Equipment
Exhibit "D"	Contracts
Exhibit "E"	Form of Assignment
Exhibit "F"	1445 Certificate
Exhibit "G"	Buyer's Closing Certificate
Exhibit "H"	Seller's Closing Certificate
Exhibit "I"	Transition Services Agreement
Schedule 2.5	Allocated Values
Schedule 3.1(j)	Contractual Defaults
Schedule 3.1(k)	Rights to Production
Schedule 3.1(l)	Plugging and Abandonment Obligations
Schedule 3.1(m)	Commitments
Schedule 3.1(n)	Imbalances
Schedule 3.1(o)	Preferential Rights and Consents
Schedule 14.5	Notice Address for Macquarie Bank Limited

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement"), dated April 30, 2010, is entered into by and between Doral Energy Corporation, a Nevada corporation, (the "Seller") and Alamo Resources, LLC, a Texas limited liability company (the "Buyer"). Each of Buyer and Seller is sometimes referred to herein individually as a "Party," and they are sometimes collectively referred to herein as the "Parties."

AGREEMENT

In consideration of the premises, the mutual promises contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

ARTICLE I. PURCHASE AND SALE

Section 1.1 Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Properties (as hereinafter defined) as of 7:00 a.m. local time at the location of the Properties on the first day of the month in which Closing occurs (the "Effective Time"), subject to the terms hereof.

Section 1.2 The Properties. As used herein, "Properties" means all of Seller's right, title, and interest in and to the properties described in (a) through (h) below:

(a) All of Seller's right, title and interest in and to oil and gas leases, fee minerals, royalty, overriding royalty and other oil and gas interests covering lands located in Eddy County, New Mexico, including, without limitation, the oil and gas leases described on Exhibit "A" (the "Leases"), including all rights and interests in any unit or pooled area in which the Leases are included, including, to the extent arising from or associated with the Leases, all rights derived from any unitization, pooling, operating, communitization or other agreement;

(b) The oil and gas wells located on the Leases or lands pooled therewith, including, without limitation, the wells identified on Exhibit "B" attached hereto (collectively, the "Wells");

(c) All crude oil, natural gas, casinghead gas, condensate, sulfur, natural gas liquids, products, and other liquid or gaseous hydrocarbons, and other minerals of every kind and character which may be produced from or allocable to the Properties (collectively, "Hydrocarbons") with respect to all periods on or after the Effective Time, together with all proceeds from or of such Hydrocarbons, and the Inventory Hydrocarbons, as defined below;

(d) All equipment, fixtures, facilities, improvements and other property used, or held for use, in exploring, developing, operating, producing maintaining or repairing the Leases or lands pooled therewith, including, without limitation, all equipment, tank batteries, pump jacks, gathering systems, pipelines, processing systems, plants, compressors, meters, injection wells, disposal wells, vehicles, pipe, inventory, machinery, spare parts, and tools (collectively, the "Equipment"), including, without limitation, the equipment described in Exhibit "C" attached hereto;

(e) All easements, rights-of-way, surface leases, licenses, permits, servitudes, approvals, consents, certificates and other similar interests applicable to or used in operating the Wells, the Leases, or the Equipment, to the extent assignable by Seller (the "Permits");

(f) All valid and existing agreements, contracts and contractual rights and interests of every kind and nature relating to the Wells, the Leases or lands pooled therewith, or any other right or property described in Sections (a) through (e) above, including all unit agreements, farmout agreements, farmin agreements, salt water handling agreements, operating agreements, and Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, and processing agreements, including, without limitation, the contracts and agreements described in Exhibit "D" – Part One (the "Contracts");

(g) Seller's leasehold covering its field office located in Artesia, New Mexico (the "Field Office") and its corporate office located in Midland, Texas (the "Corporate Office"), each as described in Exhibit "D" – Part Two (collectively, the "Office Leases"), and all equipment, computers, and office furnishings located in the Field Office (the equipment, computers and office furnishings located in the Corporate Office being expressly excluded from this Agreement); and

(h) Seller's files and records relating to the Properties described in Sections (a) through (g) above, including, without limitation (i) lease, division order, contract, and land files, abstracts and title opinions; (ii) operations, maintenance, production, environmental and engineering records; (iii) logs, facility and well records; and (iv) accounting files, well payout files, and lease operating statements (collectively, the "Records"); provided, however, that the Records shall not include the general corporate files and records of Seller, any files and records which are subject to confidentiality obligations owed to third parties (provided that Seller will, at Buyer's request, at no cost or expense to Seller, request waivers of such confidentiality restrictions), or files and records, other than title opinions, that are subject to attorney-client privilege.

Section 1.3 Vehicles.

(a) The Properties do not include, and there is hereby expressly reserved, excepted and excluded from the transactions contemplated hereby, that certain vehicle described as a 2009 Ford Edge Limited (VIN: 2FMDK39C59BA59322), which is owned by Seller and utilized by Seller's employee Joanne Keating (the "Retained Vehicle"). Seller shall retain all liability for payment of the installment note, in favor of Ford Motor Credit, and other obligations and liabilities relating to the Retained Vehicle.

(b) The Properties shall include all other field vehicles owned by Seller and used in connection with the operation of the Properties, including that certain 2008 Ford-150 Super Crew Pickup Truck (VIN: 1FTW14V78KD27116) assigned to Marty Bloodworth and the 2008 Ford F-250 Super Crew Diesel Pickup Truck (VIN: 1FTSW21R48EC73196) assigned to Al Perry. At Closing, Buyer shall assume the loan agreements with respect to the two 2008 Ford trucks described above, which loan agreements are described on Exhibit D attached hereto.

ARTICLE II. CONSIDERATION

Section 2.1 Purchase Price. The purchase price for the Properties to be paid by Buyer to Seller at Closing shall be Ten Million and No/100 Dollars ($10,000,000.00) (the "Base Purchase Price"), subject to adjustment as provided herein. The Base Purchase Price, as adjusted pursuant to Section 2.3, is herein called the "Adjusted Purchase Price."

Section 2.2 Payment Method.

(a) Subject to Section 14.16, within one (1) business day following the execution of this Agreement, Buyer and Seller shall execute an escrow agreement (the "Escrow Agreement"), in form and substance reasonably acceptable to the Parties, with BBVA Compass Bank (the "Escrow Agent"), and Buyer shall pay into the escrow account established with the Escrow Agent pursuant to the Escrow Agreement a performance deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit"). The fees and expenses associated with the escrow account shall be borne 50% by Buyer and 50% by Seller. At Closing, the Deposit, together with earnings thereon, shall be applied to the Adjusted Purchase Price. Escrow Agent shall hold all legal and equitable title to the Deposit until the Deposit is delivered as provided herein.

(b) At Closing, Buyer shall pay the Adjusted Purchase Price, less the Deposit (together with earnings thereon), by wire transfer of immediately available funds to the account or accounts designated by Seller in writing (which account designation shall be delivered to Buyer at least two (2) business days prior to Closing).

Section 2.3 Adjustments to Base Purchase Price. The Base Purchase Price shall be adjusted at Closing and upon Final Settlement (as hereinafter defined) as follows:

(a) The Base Purchase Price shall be adjusted upward by the sum of the following (without duplication) (collectively, the "Seller's Credits"):

(i) The value of all merchantable oil and condensate produced from and attributable to the Properties prior to the Effective Time which has not been sold and is in storage at the Leases on the Closing Date calculated at the contract price under Seller's applicable Hydrocarbons purchase contract at the Effective Time (the "Inventory Hydrocarbons"), net of royalties and other burdens thereon, and less severance and production taxes, transportation expenses, and other fees deducted by the purchaser of such Hydrocarbons;

(ii) All operating and capital expenditures paid by Seller which are attributable, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), to the operation of the Properties after the Effective Time; and

(iii) An amount equal to any upward adjustment provided elsewhere in this Agreement, including upward adjustments for Title Benefits, and any other upward adjustments otherwise agreed to by Seller and Buyer in writing prior to or at Closing.

(b) The Base Purchase Price shall be adjusted downward by the sum of the following (without duplication) (collectively, the "Buyer's Credits"):

(i) Net amounts received by Seller prior to Closing from the sale of Hydrocarbons produced and sold after the Effective Time which are attributable to the Properties net of royalties and other burdens thereon, and less severance and production taxes, transportation expenses, and other fees deducted by the purchaser of such Hydrocarbons;

(ii) All operating and capital expenditures paid by Buyer which are attributable, in accordance with GAAP, to the operation of the Properties prior to the Effective Time;

(iii) Seller's share of the amount of all ad valorem, property, and similar taxes and assessments (but not including income or franchise taxes) with respect to the Properties for the 2010 tax year which are unpaid as of the Closing Date, to the extent attributable to periods prior to the Effective Time, which amount shall, where possible, be computed based upon the tax rate and values applicable to the tax assessment period in question; otherwise, the amount of the adjustment under this paragraph shall be estimated based upon such taxes assessed against the applicable portion of the Properties for the immediately preceding tax assessment period just ended;

(iv) An amount equal to the sum of any downward adjustments to the Base Purchase Price for Title Defects, Environmental Defects, and Casualty Loss; and

(v) An amount equal to any other downward adjustment as provided elsewhere in this Agreement or agreed between Seller and Buyer in writing prior to or at Closing.

Section 2.4 Seller's Preliminary and Final Settlement Statements. At least three (3) business days prior to Closing, Seller shall furnish Buyer a statement ("Preliminary Settlement Statement") reflecting Seller's good faith estimate of the amount of Seller's Credits and Buyer's Credits (in each case, accompanied by the calculation of same in reasonable detail). The Adjusted Purchase Price payable at Closing shall be the estimated Adjusted Purchase Price set forth in the Preliminary Settlement Statement, subject to being finally adjusted after the Closing as hereinafter provided. Within ninety (90) days after Closing, Seller shall provide to Buyer an accounting (the "Final Settlement Statement") of Seller's final calculation of the actual amounts of Seller's Credits and Buyer's Credits for the adjustments to the Base Purchase Price as set out in Section 2.3. Buyer shall have the right for a period of thirty (30) days after receipt of the Final Settlement Statement (the "Exception Period") to review and object to Seller's determinations set forth in the Final Settlement Statement. If Buyer does not object to such Final Settlement Statement in writing to Seller before the end of the Exception Period, the Final Settlement Statement shall become final and binding upon Seller and Buyer. Not later than the close of business on the third business day after the resolution of any timely objection by Buyer to the Final Settlement Statement, Buyer shall pay to Seller the amount, if any, by which the final Adjusted Purchase Price exceeds the estimated Adjusted Purchase Price paid at Closing, or Seller shall pay to Buyer the amount, if any, by which the estimated Adjusted Purchase Price paid at Closing exceeds the final Adjusted Purchase Price (the payment due in accordance with this sentence is the "Final Settlement"). Payment of the Final Settlement shall be made by wire transfer of immediately available funds to an account specified by Seller or Buyer, as the case may be.

Section 2.5 Allocation of Purchase Price. Buyer and Seller have agreed upon an allocation of the Base Purchase Price among individual Properties (each an "Allocated Value") as set forth in Schedule 2.5. The Allocated Values shall be used (a) to notify holders of preferential rights, if any, of Buyer's offer, (b) as a basis for adjustments to the Base Purchase Price for defect and casualty loss adjustments and (c) as otherwise provided in this Agreement.

Section 2.6 Additional Incentive Payments. In addition to payment of the Adjusted Purchase Price, Buyer shall pay Seller up to two (2) additional incentive payments if certain production milestones are achieved within twenty-four (24) months after the Closing date (each payment being hereinafter referred to as a "Production Incentive Payment" or "PIP"), as follows:

(a) The first Production Incentive Payment of $750,000.00 (Seven Hundred Fifty Thousand Dollars) will be payable to Seller if total gross production from the Properties is increased by 500 BOE/day (based on a 30 day average) from the production rate existing as of the Effective Time, such rate being stipulated to be the average daily production rate from the Properties for the 30-day period immediately prior to the Effective Time, expressed in BOE/day (the "Effective Time Production Rate").

(b) The second Production Incentive Payment of $750,000.00 (Seven Hundred Fifty Thousand Dollars) will be paid to Seller if total gross production from the Properties is increased by an additional 500 BOE/day (based on a 30 day average) from the production threshold set forth in the immediately preceding paragraph (e.g., an increase of 1000 BOE/day over the Effective Time Production Rate).

Provided that if the production thresholds set out above are met at any time prior to the second anniversary of the Closing Date, the Production Incentive Payments shall be due and payable by Buyer to Seller upon the earlier to occur of (i) thirty)(30) days after the second anniversary of the Closing Date; or (ii) upon closing of a sale by Buyer of all or any portion of the Properties (other than a sale or other transfer to an affiliate of Buyer), in one or a series of transactions, if the aggregate proceeds received by Buyer or its affiliate(s) from such sale(s) exceeds Buyer's (and its affiliates') cost basis in the Properties. Buyer may offset against the Production Incentive Payments any amounts then due and owing by Seller hereunder, including, without limitation, any amounts owed by Seller with respect to its indemnity obligations pursuant to Section 11.3.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Seller's Representations and Warranties. By its execution of this Agreement, Seller represents and warrants to Buyer that the following statements are true and accurate at and as of the date of Seller's execution of this Agreement and as of the Closing Date, except as otherwise expressly provided herein:

(a) Authority. Seller is duly organized and in good standing under the laws of its state of formation, is duly qualified to carry on its business in the State of New Mexico, and has all the requisite power and authority to enter into and perform this Agreement.

(b) Authorization.

(i) This Agreement and all other transaction documents it is to execute and deliver at Closing (a) have been duly executed by Seller or its authorized representatives, (b) constitute the valid and legally binding obligation of Seller, and (c) are enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general application with respect to creditors, general principles of equity, and the power of a court to deny enforcement of remedies generally based upon public policy; and

(ii) Seller has taken all necessary actions pursuant to its articles of incorporation, bylaws, and other governing documents to fully authorize (a) the execution and delivery of this Agreement and any transaction documents related to this Agreement, and (b) the consummation of the transactions contemplated by this Agreement.

(c) No Violation of Contractual Restrictions. The execution, delivery, and performance of this Agreement does not conflict with or violate any agreement or instrument to which Seller is a party or by which it is bound.

(d) No Violation of Other Legal Restrictions. The execution, delivery, and performance of this Agreement does not violate any law, rule, regulation, ordinance, judgment, decree, or order to which Seller is subject or by which the Properties are bound.

(e) No Restraining Litigation. There is no action, suit, arbitration, or proceeding by any person, entity, administrative agency, or governmental body pending or, to Seller's knowledge, threatened, against it before any court, arbitrator or governmental agency that seeks damages in connection with, or seeks to restrain, enjoin, impair, or prohibit the consummation of all or part of the transactions contemplated hereunder.

(f) Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, or to Seller's knowledge, threatened against it.

(g) Broker's Fees. Seller has not incurred any obligation for brokers', finders', or similar fees for which Buyer will be liable or responsible in any way.

(h) Compliance with Laws. To Seller's knowledge, the Properties are in compliance with all applicable laws, except for such non-compliance as would not, individually or in the aggregate, have a material adverse effect on the ownership, operation or value of the Properties.

(i) Litigation. There is no litigation, action or proceeding pending to which Seller is a party which relates to the Properties; and to Seller's knowledge, there is no litigation, action or proceeding threatened against Seller, which, if determined adversely to Seller, would have a material adverse effect on the ownership, operation or value of the Properties.

(j) Contract Obligations. To Seller's knowledge, Exhibit D identifies all material contracts relating to the Properties. Except as set forth in Schedule 3.1(j), Seller is not,

nor to Seller's knowledge is any third party, in default in any material respect under any Contract relating to the Properties or any Office Lease.

(k) Rights to Production. Except as disclosed on Schedule 3.1(k), to Seller's knowledge, no person has any call upon, option to purchase, or similar rights with respect to any portion of the production of Hydrocarbons from the Properties from and after the Effective Time.

(l) Well Abandonment. Except as set forth on Schedule 3.1(l), to Seller's knowledge, there are no wells located on the Leases that (i) are shut-in or incapable of producing for which Seller has any current plugging and abandonment obligation, or (ii) have been plugged and/or abandoned in a manner that does not comply in all material respects with applicable law.

(m) Commitments. Except as set forth on Schedule 3.1(m), there are no commitments to make capital expenditures with respect to any of the Properties which will individually require expenditures after the Effective Time in excess of $25,000.00, net to Seller's interest. There are no contractual obligations of Seller that require the drilling of additional Wells or other material development operations in order to earn or, excluding the operation of Pugh clauses in the Leases, to continue to hold, all or any portion of the Properties.

(n) Gas or Pipeline Imbalances. To Seller's knowledge, except as set forth on Schedule 3.1(n), as of the Effective Time, there are no wellhead, pipeline or plant imbalances attributable to any of the Properties.

(o) Preferential Rights and Third Party Consents to Assignment. Except as disclosed on Schedule 3.1(o), to Seller's knowledge, there are no preferential rights applicable to the transactions contemplated herein. Except as disclosed on Schedule 3.1(o), and except for governmental consents customarily obtained post-Closing, to Seller's knowledge, there are no third party consents required in connection with the transactions contemplated herein.

(p) Sales of Hydrocarbons. Seller does not have any outstanding obligations to deliver natural gas, natural gas liquids or other Hydrocarbons produced from or attributable to the Properties in the future, without then or thereafter being entitled to receive full value therefor, on account of prepayments, advance payments, take or pay or similar obligations.

(q) Payment of Royalties. All rentals, royalties, shut-in royalties, overriding royalties, and other payments due and owing by Seller pursuant to or with respect to the Leases have been properly and timely paid.

(r) Condemnation. To Seller's knowledge, there is no pending actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Properties by reason of condemnation or the threat of condemnation.

(s) Receipt of Payments for Production. Seller is receiving its Net Revenue Interest share, as shown on Exhibit A, of proceeds from the sale of Hydrocarbons produced from the Properties, without suspense, counterclaim or set-off.

(t) Taxes and Assessments. With respect to all taxes relating to the Properties (a) all reports, returns, statements (including estimated reports, returns or statements), and other

similar filings (the "Tax Returns") required to be filed by Seller have been timely filed with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed; (b) such Tax Returns are true and correct in all material respects, and (c) all Taxes owed by Seller with respect to the Properties have been paid. There are not currently in effect any extensions or waivers of any statute of limitations of any jurisdiction regarding the assessment or collection of any taxes related to the Properties; there are no administrative proceedings or lawsuits that are pending or, to Seller's knowledge, threatened, against the Properties or against Seller with respect to the Properties by any taxing authority; and there are no tax liens on any of the Properties, except for liens for taxes not yet due. None of the Properties are subject to tax partnership reporting requirements under applicable provisions of the Internal Revenue Code.

(u) Governmental Authorizations. Except as disclosed on Schedule 3.1(u), and except as would not, individually or in the aggregate, have a material adverse effect on the ownership, operation or value of the Properties, (i) Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, and privileges (the "Governmental Authorizations") that are presently necessary or required for the ownership and operation of the Properties as currently owned and operated, (ii) with respect to the Properties operated by Seller, Seller has operated each of such Properties in accordance with the conditions and provisions of such Governmental Authorizations in all material respects, and (iii) no written notices of violation have been received by Seller, and, to Seller's knowledge, no proceedings are pending or threatened that might result in any modification, revocation, termination or suspension of any such Governmental Authorizations or which would require any corrective or remedial action by Seller.

(v) Environmental.

(i) Except as would not, individually or in the aggregate, have a material adverse effect, to Seller's knowledge, (x) the ownership and the operation of the Properties is in compliance with all applicable Environmental Laws, and (y) there is no pollution or contamination of groundwater, surface water, soil or subsurface strata on the Properties which is required to be remediated under applicable Environmental Laws.

(ii) As used herein, "Environmental Laws" shall mean all applicable federal, state and local laws, statutes, rules, codes, ordinances, regulations, certificates, judgments, decrees, injunctions, writs, orders, directives, interpretations, licenses, permits and other authorizations of any governmental authority dealing with the protection of the environment, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and any state laws implementing or substantially equivalent to the foregoing laws, in each case as the same may be amended from time to time.

(iii) As used herein, "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, damages, costs (including remedial, removal, response,

abatement, clean-up, investigative or monitoring costs and any other related costs and expenses), other causes of action, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal fees (a) pursuant to any agreement, order, consent decree, injunction, judgment or similar documents (including settlements) arising out of any Environmental Laws, or (b) pursuant to any claim by a governmental authority or other person for personal injury, property damage, damage to natural resources, remediation or payment or reimbursement of remediation costs incurred or expended by a governmental authority or person arising under any Environmental Laws.

(w) Hedges. Seller has not entered into any hedge contracts, futures contracts, swap contracts, option contracts, or similar derivatives contracts with respect to the Properties which will be binding on the Properties or Buyer after Closing.

Section 3.2 Buyer's Representations and Warranties. By its execution of this Agreement, Buyer represents and warrants to Seller that the following statements are true and accurate, at and as of the date of Buyer's execution of this Agreement and as of the Closing Date.

(a) Authority. Buyer is duly organized and in good standing under the laws of its state of formation, Buyer is, or prior to Closing Buyer will be, duly qualified to carry on its business in the State of New Mexico, and Buyer has all the requisite power and authority to enter into and perform this Agreement.

(b) Authorization.

(i) This Agreement and all other transaction documents Buyer is to execute and deliver at Closing (a) have been duly executed by Buyer or its authorized representatives, (b) constitute the valid and legally binding obligation of such Party, and (c) are enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general application with respect to creditors, general principles of equity, and the power of a court to deny enforcement of remedies generally based upon public policy; and

(ii) Buyer has taken all necessary actions pursuant to its limited liability company agreement and other governing documents to fully authorize (a) the execution and delivery of this Agreement and any transaction documents related to this Agreement, and (b) the consummation of the transactions contemplated by this Agreement.

(c) No Violation of Contractual Restrictions. The execution, delivery, and performance of this Agreement by Buyer does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound.

(d) No Violation of Other Legal Restrictions. The execution, delivery, and performance of this Agreement by Buyer does not violate any law, rule, regulation, ordinance, judgment, decree, or order to which Buyer is subject.

(e) No Restraining Litigation. There is no action, suit, arbitration, or proceeding by any person, entity, administrative agency, or governmental body pending or, to Buyer's knowledge, threatened, against it before any court, arbitrator or governmental agency

that seeks damages in connection with, or seeks to restrain, enjoin, impair, or prohibit the consummation of all or part of the transactions contemplated hereunder.

(f) Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by, or to Buyer's knowledge, threatened against it.

(g) Broker's Fees. Buyer has not incurred any obligation for brokers', finders', or similar fees for which Seller will be liable or responsible in any way.

(h) Independent Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business and the business of owning and operating oil and gas properties. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied on (i) its own independent due diligence investigation of the Properties, and (ii) its own expertise and legal, land, tax, reservoir engineering, and other professional counsel concerning this transaction, the Properties, and the value thereof.

(i) No Investment Company. Buyer is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or subject in any respect to the provisions of that Act.

Section 3.3 Representations and Warranties Exclusive. All representations and warranties contained in this Agreement and the documents delivered in connection herewith, are exclusive, and are given in lieu of all other representations and warranties, express, implied, or statutory.

Section 3.4 Seller's Knowledge. As used in this Agreement, the term "Seller's Knowledge" (and any similar expression) shall refer to matters actually known by any of the following: E. Willard Gray, II – Chairman & CEO, H. Patrick Seale – President & COO, Marty Bloodworth – Vice President of Operations, any other executive office of Seller, and Al Perry – Area Superintendant.

ARTICLE IV. WARRANTY DISCLAIMERS

Section 4.1 Title; Condition and Fitness of the Properties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT, SELLER WILL CONVEY TO BUYER THE PROPERTIES WITHOUT ANY EXPRESS, STATUTORY, OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES RELATING TO (i) TITLE, (ii) THE CONDITION OF THE PROPERTIES, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OF THE PROPERTIES, (iv) ANY IMPLIED OR EXPRESS WARRANTY OF THE FITNESS OF THE PROPERTIES FOR A PARTICULAR PURPOSE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (vi) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE ADJUSTED PURCHASE PRICE, (vii) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN; (viii) ANY IMPLIED WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, (ix) ANY AND ALL IMPLIED

WARRANTIES EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT, (x) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ANY ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, AND (xi) ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF VALUE. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT, BUYER WILL ACCEPT THE PROPERTIES "AS IS," "WHERE IS," AND "WITH ALL FAULTS" AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO (a) THE AMOUNT, VALUE, QUALITY, QUANTITY, VOLUME, OR DELIVERABILITY OF ANY OIL, GAS, OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER, OR ATTRIBUTABLE TO THE PROPERTIES, (b) THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY, OR ENVIRONMENTAL CONDITION OF THE PROPERTIES, OR (c) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PROPERTIES OR ANY VALUE THEREOF.

Section 4.2 Information About the Properties. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY, OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION, OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE PROPERTIES OR OTHERWISE CONSTITUTING A PORTION OF THE PROPERTIES. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE ASSIGNMENT, ANY DATA, INFORMATION, OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE TO BUYER AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

Section 4.3 NORM. BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL ("NORM"). SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT AND OTHER PROPERTY. SOME OR ALL OF THE EQUIPMENT, MATERIALS, AND PROPERTY SUBJECT TO THIS AGREEMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS. A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THIS EQUIPMENT, MATERIALS, AND OTHER PROPERTY BY REASON THEREOF. THEREFORE, BUYER MAY NEED TO FOLLOW SAFETY PROCEDURES AND OTHER APPLICABLE REGULATIONS WHEN HANDLING THIS EQUIPMENT AND OTHER PROPERTY.

Section 4.4 Subrogation of Warranties. To the extent transferable, Seller shall grant to Buyer, its successors and assigns, full power and right of substitution and subrogation in and to all covenants, indemnities and warranties (including warranties of title) given or made by preceding owners, vendors, or others with respect to the Properties.

ARTICLE V. DUE DILIGENCE REVIEW OF THE PROPERTIES

Section 5.1 Title Due Diligence Examination.

(a) From the date of this Agreement until 5:00 p.m. (local time in Houston, Texas) on June 8, 2010 or, if Buyer exercises its option to extend the Closing Date as provided in Section 7.1, until 5:00 p.m. (local time in Houston, Texas on July 8, 2010 (the "Examination Period"), Seller shall afford to Buyer and its authorized representatives reasonable access during normal business hours to the office, personnel and books and records of Seller, including the right to make copies of such books and records, in order for Buyer to conduct a title examination as it may in its sole discretion choose to conduct with respect to the Properties in order to determine whether Title Defects (as below defined) exist ("Buyer's Title Review"). Such books and records shall include all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements, well files, financial and accounting records, geological, geophysical and engineering records, in each case insofar as same may now be in existence and in the possession of Seller, excluding, however, any information that Seller is prohibited from disclosing by third-party confidentiality restrictions; provided, however, that, at Buyer's request, Seller shall request waivers of such confidentiality restrictions. The cost and expense of Buyer's Title Review, if any, shall be borne solely by Buyer.

(b) If Buyer discovers any Title Defect affecting any of the Properties, Buyer shall notify Seller promptly upon discovery thereof and in all events prior to the expiration of the Examination Period of such alleged Title Defect. To be effective, such notice ("Title Defect Notice") must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Title Defect in reasonable detail (including any alleged variance in the Net Revenue Interest or Working Interest), (iv) identify the specific Property or Properties affected by such Title Defect, and (v) include the value of such Title Defect as determined by Buyer in good faith. Any matters that may otherwise constitute Title Defects, but of which Seller have not been specifically notified by Buyer in accordance with the foregoing (excluding, however, breaches of Seller's special warranty of title), shall be deemed to have been waived by Buyer for all purposes. Upon the receipt of such effective Title Defect Notice from Buyer, Seller shall have the option, but not the obligation, to attempt to cure such Title Defect at any time prior to the Closing. The cost of such cure or attempted cure of such Title Defect shall be borne by Seller.

(c) Subject to Section 5.1(d), with respect to each Title Defect that is not cured on or before the Closing Date, the Base Purchase Price shall be reduced by the amount by which the value of the affected Property is impaired as a result of the existence of such Title Defect (the "Title Defect Amount"), which amount shall be determined as follows:

(i) If such Title Defect is in the nature of Seller's Net Revenue Interest in the Properties being less than the Net Revenue Interest set forth on Exhibit "B" and the Working Interest remains the same, then Buyer and Seller agree that the Base Purchase Price shall be reduced by an amount equal to the Allocated Value of the affected Property multiplied by the percentage reduction in such Net Revenue Interest as a result of such Title Defect;

(ii) If such Title Defect is in the nature of a lien, other than a Permitted Encumbrance, then Seller and Buyer agree that the Title Defect Amount shall be equal to the amount required to fully discharge such lien.

(iii) If the Title Defect results from any matter not described in Section 5.1(c)(i) or Section 5.1(c)(ii) above, the Title Defect Amount shall be an amount equal to the difference between the value of the affected Property as impaired by such Title Defect and the value of such Property without such Title Defect (taking into account the Allocated Value of the Property).

(d) Notwithstanding any provision hereof to the contrary, no adjustment for Title Defects shall be made unless the aggregate of (i) Title Defect Amounts attributable to all uncured Title Defects timely asserted by Buyer, and (ii) Environmental Defect Amounts attributable to all uncured Environmental Defects timely asserted by Buyer, exceeds $300,000, it being understood that such amount is a threshold, rather than a deductible.

(e) As used in this Section 5.1, "Defensible Title" means such title to the Properties by Seller that (i) entitles Seller to receive not less than the percentage set forth in Exhibit "A" as Seller's "Net Revenue Interest" of all Hydrocarbons produced, saved and marketed from the Properties; (ii) obligates Seller to bear not greater than the percentage set forth in Exhibit "A" as Seller's "Working Interest" of the costs and expenses relating to the maintenance, development and operation of the Properties; and (iii) is free and clear of all liens, claims and encumbrances, except Permitted Encumbrances.

(f) As used in this Section 5.1, "Permitted Encumbrances" means:

(i) liens for taxes which are not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

(ii) normal and customary liens of royalty owners under the Leases and of co-owners under operating agreements, unitization agreements, and pooling orders relating to the Properties, which obligations are not yet due and pursuant to which Seller is not in default;

(iii) mechanic's and materialman's liens relating to the Properties, which obligations are not yet due and pursuant to which Seller is not in default;

(iv) preferential rights to purchase the Properties that have expired or been waived prior to Closing, and required consents to the transfer of the Properties, provided that such required consents are obtained prior to Closing (other than the consent of any governmental authority customarily obtained post-Closing);

(v) liens created or arising by operation of law to secure obligations as a purchaser of oil and gas in respect of obligations that are not past-due;

(vi) valid and subsisting laws applicable to the Properties; and

(vii) minor defects and irregularities in title or other restrictions that are of the nature customarily accepted by prudent purchasers of oil and gas properties and do not materially affect the value of any Property encumbered thereby or materially impair the ability of the obligor to use any such property in its operations; provided the effect thereof does not operate to reduce the net revenue interest of Seller below the net revenue interest set forth in Exhibit "A" or increase the working interest of Seller above the working interest set forth in Exhibit "A" (unless there is a corresponding increase in the net revenue interest for such well or unit).

(g) "Title Defect" shall mean any particular defect in or failure of Seller's ownership of any Property or Properties: (i) that causes Seller to not have Defensible Title to such Property or Properties, (ii) regarding which a Title Defect Notice has been timely and otherwise validly delivered and (iii) that has attributable thereto a Title Defect Amount in excess of $25,000. Notwithstanding any other provision in this Agreement to the contrary, defects or irregularities that have been cured or remedied by the passage of time, including, without limitation, applicable statutes of limitation or statutes for prescription, shall not constitute, and shall not be asserted as, Title Defects.

(h) The term "Title Benefit" shall mean (i) Seller's Net Revenue Interest in any Property is greater than the Net Revenue Interest with respect to such Property set forth in Exhibit "B", or (ii) Seller's Working Interest in any Property is less than the Working Interest set forth in Exhibit "B" for such Property without a proportionate decrease in Seller's Net Revenue Interest in such Property. If prior to expiration of the Examination Period Buyer identifies a Title Benefit affecting the Properties, Buyer shall promptly notify Seller of such Title Benefit. Subject to the limitations set out below, Seller shall be entitled to an upward adjustment to the Base Purchase Price with respect to all Title Benefits of which Seller provides Buyer notice (a "Title Benefit Notice") in writing prior to the expiration of the Examination Period. If the Title Benefit is in the nature of Seller's Net Revenue Interest in a Property being greater than the Net Revenue Interest set forth on Exhibit "B" and the Working Interest remains the same, then Buyer and Seller agree that, subject to the limitation set out below, the Base Purchase Price shall be increased by an amount (the "Title Benefit Amount") equal to the Allocated Value for the relevant Property multiplied by a fraction, the numerator of which is the amount of the increase in such Net Revenue Interest as a result of such Title Benefit and the denominator of which is the Net Revenue Interest specified for such Property on Exhibit "B". As to other Title Benefits, the Title Benefit Amount shall be determined in accordance with the criteria set forth in the definition of "Title Defect Amount." No adjustment shall be made with respect to any Title Benefit unless the Title Benefit Amount attributable thereto exceeds $25,000. Title Benefit Amounts shall be offset first against Title Defect Amounts, and no adjustment to the Purchase Price with respect to Title Benefits shall be made unless, after offsets against Title Defect Amounts, the aggregate value of Title Benefit Amounts exceeds $300,000, it being understood that such amount is a threshold, rather than a deductible.

(i) In the event the Parties do not agree on whether a Title Defect exists, whether a Title Defect has been cured, or the Title Defect Amount attributable thereto, then, at Buyer's election, either (i) the affected Property shall be excluded from this Agreement and from the Properties delivered at Closing, and the Base Purchase Price shall be reduced by the Allocated Value thereof; or (ii) the Dispute shall be referred to the Independent Expert for determination pursuant to Section 13.3. In the event the Dispute is referred to the Independent

Expert for determination, (i) the affected Properties shall be excluded from the Properties delivered at Closing, (ii) Seller shall execute and deliver to the Escrow Agent an assignment of the affected Properties to Buyer, (iii) the Adjusted Purchase Price delivered at Closing shall be reduced by the Allocated Values of the affected Properties, and Buyer shall deposit an amount equal to the Allocated Values of the affected Properties with the Escrow Agent at Closing, and (iv) the amounts and assignments so held in escrow shall be disbursed in accordance with the determination of the Independent Expert.

Section 5.2 Environmental Due Diligence Examination.

(a) Buyer shall have the right, or the right to cause its environmental consultant ("Buyer's Environmental Consultant"), to conduct an environmental review of the Properties prior to the expiration of the Examination Period ("Buyer's Environmental Review"). Buyer may not, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, conduct any borings or other invasive tests or examinations with respect to the Properties. Seller shall be provided at least two (2) business days' prior notice of any such inspection, and Seller's representative(s) shall have the right to witness all such inspections. The cost and expense of Buyer's Environmental Review, if any, shall be borne solely by Buyer. With respect to any samples taken in connection with Buyer's Environmental Review, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller.

(b) Buyer shall keep any data or information acquired by Buyer's Environmental Review and any reports or results generated from Buyer's Environmental Review (the "Environmental Information") strictly confidential and shall not disclose any of such data, information or results to any third party unless otherwise required by law or regulation and then only after written notice to Seller of the determination of the need for disclosure. If Buyer, Buyer's Environmental Consultant, if applicable, becomes legally compelled to disclose any of the Environmental Information, Buyer shall use all reasonable efforts to promptly provide Seller with notice sufficiently prior to any such disclosure so as to allow Seller, at Seller's expense, to file any protective order, or seek any other remedy, as it deems appropriate under the circumstances. Buyer shall use the Environmental Information only in connection with the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing, only upon Seller's request, Buyer shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller.

(c) If Buyer discovers or has knowledge of, or is notified by its Environmental Consultant of, any Environmental Defect (as herein defined) affecting the Properties, Buyer shall promptly notify Seller prior to the expiration of the Examination Period of such alleged Environmental Defect. To be effective, such notice (an "Environmental Defect Notice") must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Environmental Defect in reasonable detail, and (iv) set forth Buyer's good faith estimate of the Environmental Defect Value for such Environmental Defect, including the basis for such estimate. Except for matters which constitute a breach of Seller's representations and warranties in Section 3.1(v)(i), any matters that may otherwise constitute Environmental Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all

purposes. Upon the receipt of such effective notice from Buyer, Seller shall have the option, but not the obligation, to attempt to cure such Environmental Defect at any time prior to the Closing.

(d) If any Environmental Defect described in a notice delivered in accordance with this Section 5.2 is not cured on or before the Closing, then the Base Purchase Price shall be reduced, subject to this Section 5.2, by the Environmental Defect Value of such Environmental Defect. Notwithstanding any provision hereof to the contrary, no adjustment for Environmental Defects shall be made unless the aggregate of (i) Title Defect Amounts attributable to all uncured Title Defects timely asserted by Buyer, and (ii) Environmental Defect Amounts attributable to all uncured Environmental Defects timely asserted by Buyer, exceeds $300,000, it being understood that such amount is a threshold, rather than a deductible.

(e) In the event the Parties do not agree on whether an Environmental Defect exists, whether an Environmental Defect has been cured, or the Environmental Defect Value attributable thereto, then (i) at either Buyer's or Seller's election, the affected Property shall be excluded from this Agreement and from the Properties delivered at Closing, and the Base Purchase Price shall be reduced by the Allocated Value thereof; or, (ii) the Dispute shall be referred to the Independent Expert for determination pursuant to Section 13.3. In the event the Dispute is referred to the Independent Expert for determination, (i) the affected Properties shall be excluded from the Properties delivered at Closing, (ii) Seller shall execute and deliver to the Escrow Agent an assignment of the affected Properties to Buyer, (iii) the Adjusted Purchase Price delivered at Closing shall be reduced by the Allocated Values of the affected Properties, and Buyer shall deposit an amount equal to the Allocated Values of the affected Properties with the Escrow Agent at Closing, and (iv) the amounts and assignments so held in escrow shall be disbursed in accordance with the determination of the Independent Expert.

(f) As used in this Section 5.2:

(i) "Environmental Defect" shall mean a violation of any Environmental Laws regarding which an Environmental Defect Notice has been timely and otherwise validly delivered and that has attributable thereto an Environmental Defect Value in excess of $25,000. Notwithstanding the foregoing, "Environmental Defects" shall not include plugging and abandonment obligations (but shall include surface restoration obligations).

(ii) "Environmental Defect Value" shall mean the reasonably estimated costs and expenses to correct such Environmental Defect in the most cost effective manner reasonably available to the minimum standards required under applicable Environmental Laws, taking into account that non-permanent remedies (such as mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most cost effective manner reasonably available.

Section 5.3 Buyer Indemnification. Buyer hereby RELEASES and INDEMNIFIES and SHALL DEFEND AND HOLD HARMLESS Seller and its employees, agents, representatives, contractors, successors, and assigns from and against any and all Claims (hereinafter defined) arising from Buyer's inspection of the Properties under this Article V,

including Claims for personal injuries to or death of any person or damage to the property of any person, except for injuries, death or damage to Property caused by the gross negligence or willful misconduct of Seller or its employees, agents, representatives, contractors, or consultants.

Section 5.4 Casualty Loss. If, subsequent to the date of this Agreement and prior to the Closing, all or any portion of the Properties are destroyed by fire or other casualty or are taken in condemnation or under the right of eminent domain (collectively, "Casualty Loss") or proceedings for such purposes are pending or threatened, the Base Purchase Price shall be adjusted by the amount by which the value of the Properties has been diminished as a result of such Casualty Loss. Seller shall retain all sums paid to Seller by third parties by reason of the destruction or taking of such Properties, and shall retain all of the right, title and interest of Seller in and to any unpaid awards or other payments from third parties arising out of the destruction, taking or pending or threatened taking as to such Properties. If the Parties are unable to agree upon the amount by which the value of the affected Property has been diminished as a result of the Casualty Loss, then the affected Property shall be excluded from the Properties delivered at Closing, and the Base Purchase Price shall be adjusted downward by the Allocated Value thereof.

Section 5.5 Consents; Preferential Rights.

(a) Consents. As soon as practicable after execution of this Agreement, Seller shall send requests to the holders of required consents to assignment for their consent to assignment of the affected Properties to Buyer. The form and content of all solicitations for such consents shall be agreed upon by Buyer and Seller and shall not be inconsistent with any of the terms of this Agreement. Buyer agrees to furnish such information as may be reasonably requested, and to otherwise reasonably cooperate with Seller, in connection with efforts to obtain such consents. In the event a required consent is not obtained prior to Closing, then, unless the failure to obtain such consent is waived by both Parties, the affected Property will be excluded from the Properties delivered at Closing, and the Base Purchase Price will be adjusted downward by the Allocated Value of the affected Property. In such event, following Closing, the Parties will endeavor to obtain such consent as soon as reasonably practicable. If such consent is obtained within ninety (90) days following Closing, the affected Property will be conveyed to Buyer by Seller under the terms of this Agreement. In the event the consent is not obtained within such ninety (90) day period, the Property will not be sold to Buyer.

(b) Preferential Rights. Promptly after execution of this Agreement, Seller shall use the Allocated Values set forth on Schedule 2.5 to provide notice to each holder of a preferential right to purchase all or any portion of the Properties (a "Preferential Right"). If a third party gives valid and timely notice of its exercise of a Preferential Right to purchase any of the Properties, the affected Property will be excluded from the Properties delivered at Closing and will not be sold to Buyer, and the Base Purchase Price will be adjusted downward by the Allocated Value of the affected Property.

ARTICLE VI. CONDITIONS PRECEDENT TO CLOSING

Section 6.1 Conditions Precedent to Seller's Obligation to Close. Seller shall be obligated to consummate the sale of the Properties as contemplated by this Agreement on the

Closing Date, provided the following conditions precedent have been satisfied or have been waived in writing by Seller:

(a) All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (except that those representations and warranties of Buyer that are qualified by materiality shall be true and correct in all respects) as of the date of this Agreement and at and as of Closing as though such representations and warranties were made at and as of such time and Seller shall have received a certificate signed by Buyer to such effect;

(b) Buyer shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing and Seller shall have received a certificate signed by Buyer to such effect;

(c) No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity other than the Parties hereto or any of their affiliates, officers, directors, or employees to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein, nor shall there be any investigation by a governmental entity pending which might result in any such suit, action or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement;

(d) All Preferential Rights shall have been exercised, been waived, or expired; and

(e) The aggregate sum of downward adjustments to the Purchase Price for Title Defects, Environmental Defects, Casualty Losses, and for exclusion of Properties due to the exercise of Preferential Rights or failure to obtain required consents shall not exceed ten percent (10%) of the Base Purchase Price.

Section 6.2 Conditions Precedent to Buyer's Obligation to Close. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided the following conditions precedent have been satisfied or have been waived in writing by Buyer:

(a) All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (except that those representations and warranties of Seller that are qualified by materiality shall be true and correct in all respects) as of the date of this Agreement and at and as of Closing as though such representations and warranties were made at and as of such time and Buyer will have received a certificate signed by Seller to such effect; provided, however, that any representations or warranties that, by their express terms, are required to be true and correct only as of Closing shall be true and correct only as of Closing;

(b) Seller shall have complied in all material respects with all obligations and conditions contained in this Agreement to be performed or complied with by Seller on or prior to the Closing and Buyer will have received a certificate signed by Seller to such effect;

(c) No suit, action or other proceedings shall be pending before any court or governmental entity in which it is sought by a person or entity other than the Parties hereto or any of their affiliates, officers, directors, or employees to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages in connection with the transactions contemplated herein, nor shall there be any investigation by a governmental entity pending which might result in any such suit, action or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement;

(d) All Preferential Rights shall have been exercised, been waived, or expired;

(e) The aggregate sum of downward adjustments to the Purchase Price for Title Defects, Environmental Defects, Casualty Losses, and for exclusion of Properties due to the exercise of Preferential Rights or failure to obtain required consents shall not exceed ten percent (10%) of the Base Purchase Price;

(f) No adverse material change in the Properties, or Seller's interest therein, shall have occurred between April 19, 2010 and the Closing Date;

(g) At or before Closing, Seller shall have delivered a full and complete release of the liens and security interests encumbering the Properties, including, without limitation, liens and security interests arising under or in connection with that certain Senior First Lien Secured Credit Agreement (the "Credit Facility"), dated July 29, 2008, by and between Seller and Macquarie Bank Limited, as well as all mechanics' and materialmen's liens and other liens encumbering the Properties, such releases, in each case, to be reasonably acceptable to Buyer; and

(h) At or before Closing, Macquarie Bank Limited shall have executed and delivered a Reconveyance of Net Profits Interest, as more fully described in Section 14.16, reasonably acceptable to Buyer.

Section 6.3 <u>Termination of Agreement</u>.

(a) This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(i) By Seller if any of the conditions set forth in Section 6.1 are not satisfied in all material respects or waived as of the Closing Date; provided that Seller is not in material breach of this Agreement;

(ii) By Buyer if any of the conditions set forth in Section 6.2 are not satisfied in all material respects or waived as of the Closing Date; provided that Buyer is not in material breach of this Agreement; or

(iii) At any time by the mutual written agreement of Buyer and Seller.

(b) If Seller terminates this Agreement in accordance with Section 6.3(a)(i) due to Buyer's breach of its representations, warranties or covenants herein, Seller shall receive

the Deposit, together with all earnings thereon, as liquidated damages, not as penalty, as its sole and exclusive remedy. If this Agreement is terminated for any other reason, then the Deposit, together with earnings thereon, shall be returned to Buyer. If Buyer terminates this Agreement in accordance with Section 6.3(a)(ii) due to Seller's breach of its representations and warranties or covenants hereunder, then, in addition to the return of the Deposit, Buyer may seek such damages and other relief, including specific performance, as may be available at law or equity.

(c) In the event of termination of this Agreement by either Party in accordance with this Section 6.3, the terminating Party shall provide written notice of such termination to Macquarie Bank Limited.

ARTICLE VII. CLOSING AND POST-CLOSING OBLIGATIONS

Section 7.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at 10:00 a.m. on June 15, 2010 at the offices of Andrews Kurth LLP, 500 Travis, Suite 4200, Houston, Texas 77002. The date on which Closing actually occurs is referred to herein as the "Closing Date." If Closing does not occur on or before June 15, 2010, this Agreement shall automatically terminate; provided, however, that Buyer shall have the right, but not the obligation, at its sole discretion, upon written notice delivered to Seller on or before June 15, 2010, to extend the Closing by thirty (30) days. If Buyer exercises its right to extend the Closing, then the Deposit shall be increased to $500,000.00 (Five Hundred Thousand Dollars), and contemporaneously with such election, Buyer shall deposit an additional $250,000.00 (Two Hundred Fifty Thousand Dollars) into the Escrow Account, which amount shall be deemed included in the Deposit for all purposes.

Section 7.2 Closing. At Closing, the following events shall occur and the Parties shall execute, acknowledge (if necessary) and exchange, as applicable, the items set forth below. All events of Closing shall be deemed to have occurred simultaneously with the others, regardless of when actually occurring, and each is a condition precedent to the other.

(a) Buyer shall deliver the Adjusted Purchase Price, less the Deposit (together with earnings thereon), to Seller by wire transfer in immediately available funds to the account(s) designated by Seller;

(b) Buyer and Seller shall direct Escrow Agent to deliver, and the Escrow Agent shall deliver, the Deposit (together with earnings thereon) to Seller;

(c) Buyer and Seller shall execute the Preliminary Settlement Statement;

(d) Seller shall execute, acknowledge, and deliver to Buyer, and Buyer shall accept, an Assignment and Bill of Sale in the form of Exhibit "E" (the "Assignment") in sufficient counterparts to facilitate recording; and Seller shall cause Macquarie Bank Limited to deliver (i) the release of its liens and security interests, and (ii) the Reconveyance of Net Profits Interest;

(e) With respect to state, federal and tribal Leases, Buyer and Seller shall execute counterpart assignments of operating rights and of record title to such Leases on officially approved forms to satisfy applicable governmental requirements, if applicable;

(f) With respect to each vehicle included in the Properties, Seller shall execute and deliver to Buyer a certificate of title and Buyer and Seller shall execute such instruments as may be required to effect the transfer of title to such vehicle;

(g) Seller shall deliver to Buyer a certificate pursuant to Internal Revenue Code Section 1445, in the form of Exhibit "F", certifying that Seller is not a foreign person;

(h) Seller and Buyer shall execute, acknowledge and deliver transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Properties;

(i) Seller and Buyer shall execute and deliver change of operator forms, in form and in counterparts sufficient for filing with applicable regulatory authorities to effectuate transfer of operatorship of the Properties to Buyer; provided, however, that if Buyer and Seller enter into a Transition Services Agreement as provided in Section 7.2(k) below, such change of operator forms shall not be executed and delivered at Closing, but instead shall be executed and delivered prior to expiration or termination of the Transition Services Agreement;

(j) Buyer shall deliver to Seller the certificate required pursuant to Section 6.1(a) and Section 6.1(b) in the form attached as Exhibit "G" hereto;

(k) Seller shall deliver to Buyer the certificate required pursuant to Section 6.2(a) and Section 6.2(b), in the form of Exhibit "H" attached hereto;

(l) If requested by Buyer, Buyer and Seller shall execute and deliver a Transition Services Agreement, in the form of Exhibit "I" attached hereto, pursuant to which, for the consideration and subject to the terms expressed therein, Seller will continue to operate the Properties on Buyer's behalf at Buyer's sole risk and expense; and

(m) The Parties shall execute and deliver such other documents, agreements and instruments that the Parties agree in writing shall be delivered at Closing.

ARTICLE VIII. OPERATIONS DURING THE INTERIM PERIOD

Section 8.1 Operations. With respect to operations of the Properties during the period between the execution of this Agreement and the Closing Date (the "Interim Period"), Seller covenants that Seller shall use, operate and maintain the Properties in substantially the same manner in which they have been used, operated and maintained prior to the date of this Agreement. Seller shall, except for emergency action taken in the face of serious risk of life, property, or the environment, (i) obtain Buyer's prior written approval of all future expenditures and proposed contracts and agreements relating to the Properties that involve individual commitments of more than $25,000, net to Seller's interest; and (ii) obtain Buyer's written approval before making an election under any material agreement. Furthermore, during the Interim Period, Seller will not, without the prior written consent of Buyer, (a) enter into any agreement or arrangement transferring, selling, or encumbering any of the Properties other than sales of Hydrocarbons under existing sales agreements; (b) grant any preferential or other similar right to purchase any Properties; or (c) enter into any material contract relating to the Properties, including any new production sales contract extending beyond the Closing Date and not

terminable on thirty (30) days' notice or less. Seller shall notify Buyer of any emergency action taken, and to the extent reasonably practicable, obtain Buyer's prior approval of such actions. If Buyer fails to respond within three (3) business days after Buyer's receipt of a request by Seller for an approval required under this Section 8.1, Buyer's consent shall be deemed granted.

ARTICLE IX. CERTAIN POST-CLOSING OBLIGATIONS

Section 9.1 Delivery of Records. Within fourteen (14) days after the later to occur of (i) the Closing Date or (ii) expiration or termination of the Transition Services Agreement, if applicable, Seller shall deliver the Records to Buyer, at a location designated by Buyer. Buyer shall promptly reimburse Seller for all reasonable costs of shipping the Records. Seller shall have the right, upon reasonable advance notice to Buyer, to have reasonable access during Buyer's normal office hours and the right to copy (at Seller's expense) all original Records delivered to Buyer for a period of seven (7) years after the Closing Date.

Section 9.2 Revenues and Expenses.

(a) Revenues. After Closing, to the extent not accounted for in Buyer's Credits and Seller's Credits and adjustments under Section 2.3 hereof:

(i) All proceeds, trade credits, accounts receivables, note receivables, income, and other revenues and receivables attributable to the ownership or operation of the Properties prior to the Effective Time shall belong to and be retained or paid to Seller, including, without limitation, all adjustments, credits or refunds (A) to ad valorem, property, production, excise, severance, and any other taxes (except income or franchise taxes) based upon or measured by the ownership of the Properties or the production of Hydrocarbons or the receipt of proceeds therefrom, or (B) under any contracts or agreements affecting the Properties, to the extent relating to periods prior to the Effective Time; and

(ii) All proceeds, trade credits, accounts receivables, note receivables, income, and other revenues and receivables attributable to the ownership or operation of the Properties from and after the Effective Time shall belong to and be retained or paid to Buyer, including, without limitation, all adjustments, credits or refunds (A) to ad valorem, property, production, excise, severance, and any other taxes (except income or franchise taxes) based upon or measured by the ownership of the Properties or the production of Hydrocarbons or the receipt of proceeds therefrom, or (B) under any contracts or agreements affecting the Properties, to the extent relating to periods from and after the Effective Time.

(b) Expenses. After Closing, to the extent not accounted for in Buyer's Credits and Seller's Credits and adjustments under Section 2.3 hereof:

(i) All accounts payable, trade payables, taxes payable, notes payable, and other costs, expenses and payables with respect to the Properties which are attributable under GAAP to the period prior to the Effective Time shall be the obligations of and be paid by Seller; and

(ii) All accounts payable, trade payables, taxes payable, notes payable, and other costs, expenses and payables with respect to the Properties which are attributable under GAAP to the period from and after the Effective Time shall be the obligation of and be paid by Buyer.

(c) Post-Closing Obligations. If any funds are received by a Party hereto that belong to the other Party, the Party receiving such funds shall immediately pay the funds over to the other Party entitled thereto. If an invoice or other obligation to be discharged is, under the terms of this Agreement, partially the obligation of Seller and partially the obligation of Buyer, the Party receiving such invoice or request to discharge the obligation shall promptly notify the other Party which shall promptly pay over its share thereof after receipt of such notice. If an invoice or other obligation to be discharged is, under the terms of this Agreement, solely the obligation of Seller or Buyer, then that Party shall promptly pay or discharge such obligation upon receipt of notice of same.

Section 9.3 Suspense Funds. At Closing, Seller shall transfer all proceeds of production, and penalties and interest with respect thereto, payable to third parties but held in suspense by Seller ("Suspense Funds") as operator of any of the Properties. Buyer, from and after Closing, shall accept sole responsibility for disbursement of the Suspense Funds so delivered to Buyer, and shall release Seller from, and shall defend, indemnify and hold Seller harmless from and against, any and all Claims relating to, arising out of, or connected with, directly or indirectly, such Suspense Funds; provided, however, that Buyer shall have no liability for penalties or interest with respect thereto to the extent attributable to periods prior to the Effective Time.

Section 9.4 Area of Mutual Interest. At Closing, an area of mutual interest shall be deemed created covering lands in Eddy County, New Mexico (the "AMI"). If within two (2) years after the Closing Date, Seller, or any of its officers or directors, directly or indirectly acquires any oil and gas leasehold interest, mineral fee interest, royalty interest, overriding royalty interest, net profits interest, production payment, or any other oil and gas interest, or any contractual rights to acquire any of the foregoing, including farm-in rights and purchase options, covering any portion of the lands within the AMI (the "Acquired Interest"), then, within fifteen (15) days after such acquisition, Seller shall notify Buyer in writing of the acquisition (the "Acquisition Notice"), and Buyer shall have the right, but not the obligation, to acquire the Acquired Interest. The Acquisition Notice shall include a reasonably detailed description of the Acquired Interest, the lands and depths covered thereby, and the consideration paid therefor, and shall also include true, correct and complete copies of any farmout agreement, purchase agreement, lease, option, assignment, or other instruments or agreements pursuant to which the interest was acquired or to which it is subject. Buyer shall have thirty (30) days after receipt of the Acquisition Notice (with supporting documentation) to advise Seller whether or not Buyer elects to acquire the Acquired Interest. Buyer's failure to timely respond to the Acquisition Notice shall be deemed an election not to acquire the Acquired Interest. If Buyer elects to acquire the Acquired Interest, Buyer shall pay Seller an amount equal to the consideration paid for the Acquired Interest, and Seller shall execute, acknowledge and deliver to Buyer (or, if applicable, shall cause the acquiring officer or director to execute, acknowledge, and deliver to Buyer) an assignment of the Acquired Interest, in form and substance reasonably acceptable to Buyer. The Acquired Interest shall be assigned to Buyer free and clear of all liens, claims and

encumbrances arising by, through or under the Seller (or the acquiring officer or director), other than burdens reserved by or granted to its lessor, grantor, or assignor in connection with the acquisition of the acquired interest.

ARTICLE X. BUYER'S ASSUMPTION OF OBLIGATIONS

Section 10.1 Buyer's Assumption of Obligations. Upon and after Closing, Buyer will assume, and will pay and perform all of the obligations, liabilities, and duties arising under the Leases, the Permits, the Office Leases and the Contracts, or otherwise relating to the ownership and operation of the Properties, in each case to the extent attributable to periods from and after the Effective Time (collectively, the "Buyer's Assumed Obligations").

ARTICLE XI. INDEMNITIES

Section 11.1 Definition of Claims. As used in this Agreement, the term "Claims" means any and all direct or indirect, demands, claims, notices of violation, notices of probable violation, filings, investigations, administrative proceedings, actions, causes of action, suits, and other legal proceedings, judgments, assessments, damages, deficiencies, taxes, penalties, fines, obligations, responsibilities, liabilities, payments, charges, costs, and expenses (including without limitation costs and expenses of operating the Properties) of any kind or character (whether or not asserted prior to Closing, and whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability, breach of representation, warranty or agreement, or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise), including, without limitation, penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any Claim, and all amounts paid in settlement of Claims. Without limiting the generality of the foregoing, the term "Claims" specifically includes, without limitation, any and all Claims arising from, attributable to or incurred in connection with any (i) breach of contract, (ii) loss or damage to property, injury to or death of persons, and other tortious injury, and (iii) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or equity.

Section 11.2 Buyer's Indemnity. From and after Closing, Buyer shall indemnify, defend and hold harmless Seller from and against any and all Claims caused by, resulting from or incidental to:

(a) Buyer's Assumed Obligations;

(b) any inaccuracy of any representation or warranty of Buyer set forth in this Agreement;

(c) any breach of, or failure to perform or satisfy, any of the covenants and obligations of Buyer hereunder; and

(d) Any obligations for brokerage or finder's fee or commission incurred by Buyer in connection with the transactions contemplated hereby.

Section 11.3 Seller's Indemnity.

(a) Seller's Indemnity. From and after Closing, Seller shall indemnify, defend and hold harmless Buyer from and against any and all Claims caused by, resulting from or incidental to:

(i) Seller's ownership or operation of the Properties prior to the Effective Time;

(ii) Any inaccuracy of any representation or warranty of Seller set forth in this Agreement, except to the extent waived in writing by Buyer under the terms of this Agreement;

(iii) any breach of, or failure to perform or satisfy, any of the covenants and obligations of Seller hereunder prior to Closing; and

(iv) Any obligations for brokerage or finder's fee or commission incurred by Seller in connection with the transactions contemplated hereby.

(b) Limitations on Seller's Indemnity Obligation.

(i) In no event shall Seller's liability for indemnity obligations (including Seller's obligation to defend and hold harmless) under this Article XI exceed twenty-five percent (25%) of the Adjusted Purchase Price (the "Indemnity Cap"); provided, however, that any claim for indemnification from Seller with respect to the breach of any of Seller's representations and warranties in Sections 3.1(a) or 3.1(b) ("Seller's Fundamental Corporate Representations") shall not be subject to the Indemnity Cap.

(ii) Any claim for indemnification (including any claim for defense and hold harmless) from Seller under this Article XI shall be brought within one (1) year after the Closing Date or shall be deemed waived, except as follows: (i) claims for indemnification with respect to the breach of any of Seller's Fundamental Corporate Representations may be brought at any time after the Closing Date; and (ii) claims for indemnification with respect to Seller's breach of its representations and warranties in Section 3.1(t) (Taxes) and Section 3.1(q) (Royalties) may be brought at any time prior to the expiration of the applicable statute of limitations with respect to such claims, plus ninety (90) days.

Section 11.4 Covered Claims and Parties. All indemnities of an indemnified party set forth in this Agreement extend to the shareholders, members, officers, directors, employees, and partners of such indemnified party. The indemnities set forth in this Agreement do not extend to an indemnified Claim to the extent that such Claim (or portion thereof) is the result of the gross negligence, willful misconduct, or fraud of the indemnified party.

Section 11.5 Express Negligence Disclosure. UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY, RELEASE, WAIVER AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ITS SHAREHOLDERS, MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AND PARTNERS) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING WITHOUT LIMITATION INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART,

FROM, OUT OF OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY OR THE INDEMNIFIED PARTY'S (OR ITS SHAREHOLDERS', MEMBERS', OFFICERS', DIRECTORS', EMPLOYEES', OR PARTNERS') SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY, EXCLUDING, HOWEVER, THE INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.6 Notices and Defense of Indemnified Claims. Each indemnified Party shall immediately notify in writing each indemnifying Party of any Claim of which it becomes aware and for which it is entitled to indemnification from such indemnifying Party under this Agreement. The indemnifying Party shall be obligated to defend at the indemnifying Party's sole expense any litigation, arbitration or other administrative or adversarial proceeding against the indemnified Party relating to any Claim for which the indemnifying Party has agreed to indemnify and hold the indemnified Party harmless under this Agreement. The indemnifying Party shall have control over the defense and/or settlement of such Claim. However, the indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such Claim at its own expense. The indemnified Party shall assist and cooperate in the prosecution or defense of such Claims.

Section 11.7 Waiver of Consequential and Punitive Damages. NEITHER BUYER NOR SELLER SHALL BE ENTITLED TO RECOVER FROM THE OTHER, AND EACH PARTY RELEASES THE OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY. EACH PARTY WAIVES, AND RELEASES THE OTHER PARTY FROM, ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS ARTICLE XI SHALL NOT BE WAIVED. NOTHING IN THIS SECTION 11.7 SHALL WAIVE OR BE DEEMED TO WAIVE ANY PARTY'S RIGHT TO SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF, OR OTHER EQUITABLE REMEDIES.

Section 11.8 Exclusive Remedy. After Closing, the terms and provisions of this Article XI shall be the sole and exclusive remedy of each of the Parties indemnified hereunder with respect to the Claims described in Section 11.2 and Section 11.3, including, without limitation, Claims arising from breaches of the representations and warranties of the Parties set forth in this Agreement, regardless of whether such Claims are based on contract, tort, securities laws, strict liability, or other legal principles.

ARTICLE XII. TAXES

Section 12.1 Ad Valorem, Real Property and Personal Property Taxes. All ad valorem taxes, real property taxes, personal property taxes, and other similar taxes and assessments ("Property Taxes") with respect to the Properties are the obligation of, and shall be borne by, Seller for periods, including partial periods, before the Effective Time. Property Taxes with

respect to the Properties, to the extent attributable to periods, including partial periods, from and after the Effective Time shall be borne by Buyer. The Base Purchase Price will be adjusted at Closing based on a proration of all such Property Taxes for the 2010 tax year as of the Effective Time as contemplated by Section 2.3. If actual Property Taxes with respect to the Properties for the 2010 tax year are greater than the amounts estimated for purposes of adjustment of the Base Purchase Price pursuant to Section 2.3, then Seller shall pay Buyer the difference between actual taxes for the 2010 tax year and the estimated amount, prorated to the period prior to the Effective Time. If actual Property Taxes with respect to the Properties for the 2010 tax year are less than the amounts estimated for purposes of adjustment of the Base Purchase Price pursuant to Section 2.3, then Buyer shall pay Seller the difference between actual taxes for the 2010 tax year and the estimated amount, prorated to the period prior to the Effective Time.

Section 12.2 Tax Reporting. Prior to Closing, Buyer and Seller shall confer and cooperate in the allocation of the Base Purchase Price among the Properties in accordance with Section 1060 of the Internal Revenue Code and the Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate) (the "Tax Allocation"). Buyer and Seller shall confer and cooperate on any revisions to the Tax Allocation (the "Revised Allocation") so as to report any matters related to the Tax Allocation that require updating (including adjustments to the Base Purchase Price) to be consistent with the agreed allocation. Seller and Buyer shall report the transactions contemplated hereby on all tax returns, including, but not limited to Form 8594, in a manner consistent with the Tax Allocation or, if applicable, the Revised Allocation.

Section 12.3 Transfer Taxes. In the event any federal, state or local sales, transfer, gross proceeds, use and similar taxes are incident or applicable to the transfer of the Properties to Buyer under this Agreement, or caused by the transfer of the Properties to Buyer, such taxes shall be paid by Buyer.

Section 12.4 Income and Franchise Taxes. Each Party shall be responsible for its own federal, state, local and foreign income and franchise taxes, if any, that may result from this transaction.

ARTICLE XIII. DISPUTE RESOLUTION

Section 13.1 Dispute Resolution Procedures. Any dispute concerning this Agreement (other than Claims by a third party in litigation for which a Party to this Agreement is claiming indemnity, but not disputes among the Parties to this Agreement over the interpretation and scope of the indemnity provisions of this Agreement, which are hereby made expressly subject to the dispute resolution procedures set forth herein) (a "Dispute") shall be resolved under the mediation and binding arbitration procedures set forth herein.

Section 13.2 Good Faith Efforts. If a Dispute occurs and the senior officers of the Parties have been unable, in good faith, to settle or agree within a period of fifteen (15) days after such Dispute arose, each Party shall nominate and commit one of its senior officers to meet at a mutually agreed time and place not later than fifteen (15) days after the Dispute arose to attempt to resolve same. If such senior management have been unable to resolve such Dispute within a period of fifteen (15) days after such meeting, or if such meeting has not occurred within thirty

(30) days following such Dispute arising, then either Party shall have the right, by written notice to the other, to resolve the Dispute (i) through the relevant Independent Expert pursuant to Section 13.3, or (ii) by arbitration in accordance with the provisions of Section 13.4.

Section 13.3 Independent Expert. Each Party shall have the right to submit Disputes regarding the matters covered by Section 5.1 or Section 5.2 (including the nature or calculation of Title Defects and Environmental Defects) to an independent expert appointed in accordance with this Section 13.3 (each, an "Independent Expert"), who shall serve as sole arbitrator. The Independent Expert shall be appointed by mutual agreement of Seller and Buyer from among candidates with experience and expertise in the area that is the subject of such Dispute, and failing such agreement, such Independent Expert for such Dispute shall be selected in accordance with the Rules (as hereinafter defined). Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures for arbitration provided in Section 13.4. The Independent Expert shall be instructed by the Parties to resolve such Dispute as soon as reasonably practicable in light of the circumstances. The decision and award of the Independent Expert shall be binding upon the Parties as an award under the Federal Arbitration Act and final and nonappealable to the maximum extent permitted by law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any party as a final judgment of such court.

Section 13.4 Arbitration.

(a) If the provisions set forth in Section 13.3 do not pertain to the Dispute, such Dispute will be resolved by binding arbitration in accordance with the terms below. Either Party may, by summary proceedings, bring an action in court to compel arbitration of any Dispute. Any arbitration will be administered by the American Arbitration Association (the "AAA") and in accordance with the terms of this Section 13.4 and the Commercial Arbitration Rules of the AAA, including the Optional Rules for Emergency Measures of Protection, as supplemented to the extent necessary by the Federal Arbitration Act (Title 9 of the United States Code) (the "Rules"). If there is any inconsistency between this Section 13.4 and the Commercial Arbitration Rules, or the Federal Arbitration Act, the terms of this Section 13.4 will control the rights and obligations of the Parties. Any arbitration will be conducted by one (1) arbitrator. Arbitration must be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations.

(b) Arbitration may be initiated by any Party ("Claimant") serving written notice on the other Party with whom such Dispute exists (the "Respondent") that Claimant elects to refer the Dispute to binding arbitration. Claimant and Respondent shall attempt to agree upon an arbitrator within twenty (20) days after Claimant's serving of written notice on Respondent, and if the Parties are unable to agree within such time period, then either Party may petition the Chief United States District Judge for the Southern District of Texas to select an arbitrator. Each Party shall pay one-half of the compensation and expenses of the arbitrator. The arbitrator must be a neutral party who has never been an officer, director, attorney, consultant or employee of any of the Parties or any of their affiliates. The arbitrator named by the Parties must have not less than ten (10) years experience as an oil and gas lawyer. The Parties and the arbitrator shall

proceed diligently and in good faith in order that the award may be made as promptly as possible. Any arbitration proceeding hereunder will be conducted in Houston, Texas and will be concluded within one hundred twenty (120) days of the filing of the Dispute with the AAA. All statutes of limitations and defenses based upon passage of time applicable to any Dispute (including any counterclaim or setoff) shall be interrupted by the filing of the arbitration and suspended while the arbitration is pending. The arbitrator will be empowered to award sanctions and to take such other actions as they deem necessary, to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law; provided, however, that no award by the arbitrator will assess consequential, punitive, exemplary, or special damages or losses (including, without limitation, loss of profit or business interruption), but may assess costs and expenses in a manner deemed equitable. The arbitrator will make specific written findings of fact and conclusions of law. The decision of the arbitrator will be final and binding on each Party. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction.

ARTICLE XIV. MISCELLANEOUS

Section 14.1 Survival. All of the representations, warranties, covenants, indemnities, and agreements of or by the Parties to this Agreement will survive the Closing, the execution and delivery of the Assignment and other instruments under this Agreement, and the transfer of the right, title, and interest in and to the Properties to Buyer hereunder; and they shall not be merged into or superseded by the Assignment or other documents delivered at Closing; provided, however, that, except as otherwise expressly provided herein, Seller's representations and warranties hereunder shall terminate one (1) year after Closing.

Section 14.2 Parties Bear Own Expenses. Each Party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement.

Section 14.3 Recording Expenses. Buyer shall pay all filing fees and other costs of filing the Assignment and any and all other instruments required to be filed relating to the sale of the Properties.

Section 14.4 Public Announcements. No Party may make press releases or other public announcements concerning this transaction without the other's prior written approval and agreement to the form of the announcement, except as may be required by applicable laws or rules and regulation of any governmental agency or stock exchange.

Section 14.5 Notices. All notices under this Agreement must be in writing. Any notice under this Agreement may be given by personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

If to Seller:

Doral Energy Corporation
415 West Wall Street, Suite 500
Midland, Texas 79701
Attn: Mr. Everett Willard Gray II

Fax No.: (888) 311-4939
Telephone No.: (432) 789-1180

With a Copy to: Haynes & Boone, LLP
1 Houston Center
1221 McKinney, Suite 2100
Houston, Texas 77010
Attn: Bernard F. Clark, Jr.
Fax No.: 713.236.5577
Telephone No.: 713.547.2077

If to Buyer: Alamo Resources, LLC
820 Gessner, Suite 1650
Houston, TX 77024
Attn: A.F. Pelletier
Fax No.: (713) 224-6096
Telephone: (713) 224-2500

With a Copy to: Andrews Kurth, LLP
600 Travis, Suite 4200
Houston, TX 77002
Attn: Cheryl Phillips
Fax No.: 713-238-7414
Telephone No.: 713-220-4446

If to Macquarie Bank Limited: *See Schedule 14.5.*

Any Party, by written notice to the others, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

Section 14.6 Interpretation. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes to have been jointly prepared by the Parties, and shall not be construed against any one Party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply.

(a) Defined terms in this Agreement are denoted by quotation marks. A defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

(b) If there is any conflict or inconsistency between the provisions of the main body of this Agreement and the provisions of any Exhibit or Schedule hereto, the provisions of this Agreement shall take precedence. If there is any conflict between the provisions of any pro forma Assignment Document or other transaction documents attached to this Agreement as an Exhibit or Schedule and the provisions of any Assignment Documents and other transaction

documents actually executed by the Parties, the provisions of the executed Assignment Documents and other executed transaction documents shall take precedence.

(c) To the fullest extent permitted by law, all provisions of this Agreement are hereby deemed incorporated into the Assignment by reference.

(d) The Article, Section, Exhibit and Schedules references in this Agreement refer to the Articles, Sections, Exhibits and Schedules of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

(e) The plural shall be deemed to include the singular, and vice versa.

(f) The term "including" means "including, without limitation."

(g) The term "Person" (whether or not capitalized) means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or governmental entity.

Section 14.7 Third-Party Beneficiaries. It is understood and agreed that there shall be no third-party beneficiary of this Agreement, and that the provisions hereof do not impart enforceable rights, benefits, or remedies in anyone who is not a Party or a successor of a Party hereto.

Section 14.8 Entire Agreement and Amendment. This Agreement constitutes the entire understanding by and among the Parties, replacing and superseding all prior negotiations, letters of intent, discussions, arrangements, agreements, and understandings by and among the Parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the Parties concurrently or after the execution of this Agreement. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by the Parties hereto.

Section 14.9 Further Assurances. After Closing, the Parties shall execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any Exhibit, document, certificate, or other instrument delivered pursuant thereto.

Section 14.10 Successors and Assigns. This Agreement binds and inures to the benefit of the Parties hereto and their respective permitted successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights, or remedies. Prior to the Closing, this Agreement may not be assigned or transferred by any Party without the prior written consent of the other Party, which consent may not be unreasonably withheld or delayed; provided, however, that prior to Closing, Buyer may assign this Agreement to a limited liability company or other entity managed by Buyer or a wholly-owned subsidiary of Buyer.

Section 14.11 Severability. If any provision of this Agreement is found by a court of competent jurisdiction or arbitrator to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

Section 14.12 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

Section 14.13 Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts of law rule or principle that might apply the law of another jurisdiction.

Section 14.14 Exhibits and Schedules.

(a) Incorporation of Exhibits and Schedules. The Preamble, Exhibits and Schedules attached to this Agreement are incorporated into and made a part of this Agreement for all purposes.

(b) Supplementation of Exhibits and Schedules. Buyer and Seller have endeavored to ensure that the Exhibits and Schedules attached to this Agreement upon execution hereof are complete and accurate; however, Buyer and Seller recognize that, as of the date of execution of this Agreement, there may be inadvertent errors or omissions in such Exhibits. Accordingly, it is agreed that Seller shall have until May 14, 2010 to deliver to Buyer revised Exhibits and Schedules that Seller proposes be attached to and incorporated in this Agreement. Likewise, Buyer shall have until May 14, 2010 to deliver to Seller a revised Schedule 2.5 (Allocated Values) that Buyer proposes to be attached to and incorporated in this Agreement. The Parties shall in good faith attempt to agree upon such revised Exhibits and Schedules within three (3) business days after receipt thereof. Such agreement shall be evidenced by an amendment of this Agreement incorporating the revised Exhibits and Schedules for all purposes, and all references in this Agreement to such Exhibits and Schedules shall mean the Exhibits and Schedules as so amended. If the Parties, acting in good faith, do not agree upon such amendments within such three (3) business day period, then either Party may elect in writing to terminate this Agreement, in which event the Deposit (together with all earnings thereon) shall be returned to Buyer, and neither Party shall have any further liability to the other Party hereunder.

Section 14.15 Employee Matters. Buyer shall have the right, but not the obligation, to interview and offer employment to and hire the employees of Seller who work directly on or in connection with the Properties ("Employees"). Such interviews and solicitations for employment may be conducted in the offices of Seller. If Buyer hires any Employee, the terms of employment shall be at Buyer's discretion.

Section 14.16 Condition Precedent to this Agreement. It is a condition precedent to the effectiveness of this Agreement that Seller shall deliver to Buyer a forbearance agreement executed by Macquarie Bank Limited (the "Forbearance Agreement"), in form and substance reasonably acceptable to Buyer, pursuant to which Macquarie Bank Limited shall agree to (a)

forbear from exercising any remedies with respect to the indebtedness under the Credit Facility, including forbearance of foreclosure or other enforcement of its liens and security interests in and to the Properties, and forbearance from transferring any of its interest in such indebtedness and its liens and security interests in and to the Properties, or any portion thereof, prior to June 15, 2010, subject to extension to July 15, 2010 if Buyer exercises its option to extend the Closing as provided in Section 7.1; and (b) deliver on the Closing Date a duly executed, acknowledged and recordable Reconveyance of Net Profits Interest. Notwithstanding any other provision hereof, the Earnest Money shall not be deposited with the Escrow Agent until a counterpart of the fully executed Forbearance Agreement has been delivered to Buyer. If the executed Forbearance Agreement is not delivered to Buyer on the same business day as the Parties' execution of this Agreement, this Agreement shall automatically be void and of no force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SELLER:

DORAL ENERGY CORPORATION

By: Everett W. Gray II

Name: EVERETT W. GRAY II

Title: CHAIRMAN & CEO.

BUYER:

ALAMO RESOURCES, LLC

By: A.F. Pelletier

Name: A.F. Pelletier

Title: President

EXHIBIT "A"

Description of Properties Contained in Purchase and Sale Agreement between Doral Energy Corp. and Alamo Resources, LLC Dated April ____, 2010

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Doral Interests Net Revenue NRI
1	**Atkins Federal Lease:** United States Oil and Gas Lease Serial No. LC 062996-B, insofar as said lease covers the following described land in Eddy County: Township 16 South, Range 29 East, N.M.P.M. Section 17: N/2 NE/4, SE/4NE/4, N/2 NW/4 LIMITED IN DEPTH from the surface to 100 feet below the base of the Queen formation Section 17: SW/4 NE/4 LIMITED IN DEPTH from 1,950 feet to 100 feet below the base of the Queen formation containing 240 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	200.00 40.00	1.00000000	0.80000000 **
2	**Atkins State "B" Lease** State of New Mexico Oil and Gas Lease B-2885, insofar as said lease covers the following described land in Eddy County: Township 16 South, Range 29 East, N.M.P.M. Section 16: SW/4 LIMITED IN DEPTH from the surface to 100 feet below the base of the Queen formation containing a total of 160 acres, more or less	160.00	1.00000000	0.74333330
3	**Atsel Federal Lease:** United States Oil and Gas Lease Serial No. LC 062407 insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East N.M.P.M. Section 30: SW/4 SE/4 LIMITED IN DEPTH from the surface to 2,628 feet. containing a total 40 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	40.00	1.00000000	0.73750000 **
4	**Berry "A" Federal Lease:** United States Oil and Gas Lease Serial No. NM 025527-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 23: SE/4 NW/4 Section 24: NE/4, SW/4, SW/4 NW/4, SW/4 SE/4 LIMITED IN DEPTH from the surface to top of San Andres formation containing a total 440 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	40.00 400.00	1.00000000	0.73750000 (oil) ** 0.68500000 (gas) **
5	**Berry "B" Federal Lease:** United States Oil and Gas Lease Serial No. NM 025527-B, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 25: W/2 NE/4 LIMITED IN DEPTH from the surface to 700 feet LIMITED IN DEPTH from 700 feet below the surface down to the top of the San Andres formation containing a total 80 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	80.00	1.00000000 1.00000000	0.73750000 (oil) ** 0.68500000 (gas) ** 0.73750000 (oil) ** 0.74750000 (gas) **

	DESCRIPTION	Gross Lease Acreage	Doral Interests	
			Working WI	Net Revenue NRI
6	**Berry Federal Lease:** United States Oil and Gas Lease Serial No. NM 025527, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N. M.P.M. Section 23: SW/4 NE/4 LIMITED IN DEPTH from the surface to the top of the San Andres formation	40.00	1.00000000	0.73750000 (oil) ** 0.68500000 (gas) ** **
	Section 23: SW/4 SE/4 LIMITED IN DEPTH from the surface to 700 feet	40.00	1.00000000	0.73750000 (oil) ** 0.68500000 (gas) **
	LIMITED IN DEPTH from 700 feet below the surface down to the top of the San Andres formation containing a total 80 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*		1.00000000	0.73750000 (oil) ** 0.74750000 (gas) **
7	**Brigham "B" Federal Lease:** United States Oil and Gas Lease Serial No. LC028992-J, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 30 East, N.M.P.M. Section 22: S/2 SW/4 LIMITED IN DEPTH from the surface to 5,000 feet SAVE AND EXCEPT the Premier Sand formation, containing a total 80 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	80.00	1.00000000	0.74062500 (oil) ** 0.72500000 (gas) **
8	**Cedar Lake Lease:** State of New Mexico Oil and Gas Lease No. B-3627, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 30: Lots 1 & 2 (W/2 NW/4) LIMITED IN DEPTH from the surface to 5,500 feet containing a total 65.73 acres, more or less	65.73	1.00000000	0.79531250
9	**Conoco State Lease:** State of New Mexico Oil and Gas Lease No. B-8569, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 3: SW/4 SW/4 LIMITED IN DEPTH from the surface to 2,600 feet containing a total 40 acres, more or less	40.00	1.00000000	0.80000000
10	**Delhi "B" State Lease:** State of New Mexico Oil and Gas Lease No. B-4575, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 28: SW/4 SW/4 LIMITED IN DEPTH from the surface to base of San Andres formation containing a total 40 acres, more or less	40.00	0.85156250	0.70261720
11	**Donnelly Kelly State Lease:** State of New Mexico Oil and Gas Lease No. 703-69, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 8: SW/4 SE/4 LIMITED IN DEPTH from the surface to 2,500 feet containing a total 40 acres, more or less	40.00	1.00000000	0.80000000
12	**Empire "J" Federal Lease:** United States Oil and Gas Lease Serial No. LC 066445, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 26 East, N.M.P.M. Section 1: SE/4 NE/4, E/2 SE/4 LIMITED IN DEPTH from the surface to base of San Andres formation containing a total 120 acres, more or less	120.00	1.00000000	0.72500000
13	**Featherstone Federal Lease:** United States Oil and Gas Lease Serial No. LC 068722, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 10: W/2 W/2 LIMITED IN DEPTH from the surface to 2,600 feet containing a total 160 acres, more or less	160.00	0.97450163	0.75460130

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Net Revenue NRI	
14	**Featherstone State "B" Lease:** State of New Mexico Oil and Gas Lease No. B-7071: Township 18 South, Range 28 East, N.M.P.M. a. Featherstone State Well # 1 : Insofar as said lease covers the following described land in Eddy County: Section 2: NW/4 SE/4 b. Featherstone State Well # 4 : Insofar as said lease covers the following described land in Eddy County: Section 2: NE/4 SW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	40.00 40.00	0.95000000 0.95845234	0.80630571 0.80703791	
15	**Featherstone State "E" Lease:** State of New Mexico Oil and Gas Lease No. E-1285, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 2: SW/4 NE/4, SE/4 NW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	80.00	0.95945230	0.80703791	
16	**Federal "S" Lease:** United States Oil and Gas Lease Serial No. LC 028936-C, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 30 East, N.M.P.M. Section 28: SE/4 NW/4, SW/4 NW/4, W/2 SW/4, NE/4 SW/4 NE/4 NW/4 LIMITED IN DEPTH from the surface to 4,000 feet containing a total 240 acres, more or less *NOTE: NRI in 40-ac tract is subject to a Federal Sliding Scale Royalty as documented in Lease Title Opinion.*	200.00 40.00	0.80312500 0.80312500	0.61750000 0.61750000	 **
17	**Federal "X" Lease:** United States Oil and Gas Lease Serial No. LC 029342-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 30 East, N.M.P.M. Section 21: Lots 13-24, 61-72, S/2 N/2 S/2 NE/4 SW/4, S/2 S/2 NE/4 SW/4, SE/4 SW/4 (formerly E/2 SW/4), SW/4 SW/4 LIMITED IN DEPTH from the surface to 4,000 feet containing 119.96 acres, more or less	119.96	0.80312500	0.61750000	
18	**Five J State #647 Lease:** State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 25: NE/4 SE/4, SW/4 SE/4 Section 36: SW/4 NE/4 LIMITED IN DEPTH from the surface to 2,641 feet containing 120 acres, more or less	80.00 40.00	0.66651180	0.53098960	
19	**FW&Y State #647 Lease:** State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 25: N/2 NE/4 LIMITED IN DEPTH from the surface to 1,500 feet containing 80 acres, more or less	80.00	1.00000000	0.78750000	
20	**General American Federal Lease** United States Oil and Gas Lease Serial No. NM 074937, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 30 East, N.M.P.M. Section 10: SE/4 SE/4 LIMITED IN DEPTH from the surface to 3,600 feet containing 40 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	40.00	1.00000000	0.80000000	**

	DESCRIPTION	Gross Lease Acreage	Doral Interests	
			Working WI	Net Revenue NRI
21	**Green Federal Lease:** United States Oil and Gas Lease Serial No. NM 0555569, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 31: Lots 1 & 2 (W/2 NW/4), E/2 NW/4, NW/4 NE/4, S/2 NE/4 LIMITED IN DEPTH from the surface to 2,725 feet containing 257.49 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	257.49	1.00000000	0.68281250 **
22	**Gulf Kepple:** State of New Mexico Oil and Gas Lease B-3635, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 19: NW/4 SE/4, SW/4 NE/4 LIMITED IN DEPTH from the surface to 1,935 feet beneath the surface Containing 80 acres, more or less	80.00	1.00000000	0.76750000
23	**Hastie Federal Lease:** United States Oil and Gas Lease Serial No. LC 045818-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Tract 1: Section 18: Lots 1, 2, (W/2 NW/4), E/2 NW/4 LIMITED IN DEPTH from the surface to 1,000 feet beneath the surface Section 18: Lots 3, 4 (W/2 SW/4), E/2 SW/4 LIMITED IN DEPTH from the surface to 700 feet beneath the surface Tract 2: Section 18: NE/4 SW/4 LIMITED IN DEPTH from 1,200 feet down to 1,932 feet beneath the surface containing 320 acres, more or less	160.00 160.00 0.00	1.00000000 1.00000000 1.00000000	0.74765650 0.77500000 0.70300000
24	**Hondo "K" Federal Lease:** United States Oil and Gas Lease Serial No. LC 049998-b, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 1: Lot 4 (NW/4 NW/4) LIMITED IN DEPTH from the surface to 3,985 feet Section 1: SW/4 NW/4 LIMITED IN DEPTH from the surface to 3,961 feet containing 79.91 acres, more or less	39.91 40.00	1.00000000 1.00000000	0.67500000 0.65500000
25	**Hudson Saiken State Lease:** State of New Mexico Oil and Gas Lease No. B-5862, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 31: Lot 2 (SW/4 NW/4) LIMITED IN DEPTH from the surface to 2,000 feet containing 40 acres, more or less	40.00	1.00000000	0.80000000
26	**Humble State Lease:** State of New Mexico Oil and Gas Lease No. E-742, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 19: NE/4 SW/4 LIMITED IN DEPTH from the surface to 1,009 feet Section 19: SE/4 SW/4 LIMITED IN DEPTH from the surface to 1,055 feet Section 20: SE/4 NW/4 LIMITED IN DEPTH from the surface to 2,386 feet containing 120 acres, more or less	40.00 40.00 40.00	1.00000000 1.00000000 1.00000000	0.77500000 0.77500000 0.85000000
27	**Humble State "B" Lease:** State of New Mexico Oil and Gas Lease No. B-11540, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 15: SW/4 NE/4 Section 22: NW/4 SW/4 LIMITED IN DEPTH from the surface to 100 feet below the deepest depth drill but not to exceed 3,000 feet beneath the surface containing 80 acres, more or less	40.00 40.00	1.00000000	0.73500000

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Net Revenue NRI
28	**Jennings Fee Lease:** Oil and Gas Lease dated June 2, 1981, between Midwest Investment Company and Arrowhead Oil Corporation, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 18: NE/4 NE/4 LIMITED IN DEPTH from the surface to 2,596 feet containing 40 acres, more or less	40.00	1.00000000	0.72500000
29	**Leonard Federal Lease:** United States Oil and Gas Lease Serial No. NM 29269, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 30: NE/4 SE/4 LIMITED IN DEPTH from the surface to 2,628 feet Section 30: NW/4 SE/4 LIMITED IN DEPTH from the surface to 4,000 feet containing 80 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	40.00 40.00	1.00000000 1.00000000	0.73750000 ** 0.80000000 **
30	**Malco "B" Federal Lease:** United States Oil and Gas Lease Serial No. LC 026874-B, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 27 East, N.M.P.M. Section 6: NW/4 SE/4 LIMITED IN DEPTH from the surface to the base of the San Andres formation containing 40 acres, more or less	40.00	1.00000000	0.72500000
31	**Rampo State #647 Lease:** State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 31: Lots 3 & 4 (W/2 SW/4) LIMITED IN DEPTH from the surface to 2,000 feet containing 87.43 acres, more or less	87.43	0.95921100	0.68129460
32	**Red Lake Federal Lease:** United States Oil and Gas Lease Serial No. NM 59035, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 10: NE/4 SW/4, NW/4 SE/4 LIMITED IN DEPTH from the surface to 2,500 feet containing a total 80 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	80.00	1.00000000	0.73000000 (oil) ** 0.81000000 (gas) **
33	**Robinson State Lease:** State of New Mexico Oil and Gas Lease No. B-7596, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 27: W/2 NW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	80.00	1.00000000	0.85000000
34	**Sackett Federal Lease:** United States Oil and Gas Lease Serial No. NM 14847, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 29: SW/4 SW/4 LIMITED IN DEPTH from the surface to base of San Andres formation Section 29: SE/4 SW/4 LIMITED IN DEPTH from the surface to base of San Andres formation containing a total 80 acres, more or less	40.00 40.00	0.73400000 0.89500000	0.63825150 0.63307130

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Net Revenue NRI
35	**Saunders Federal Lease:** United States Oil and Gas Lease Serial No. LC 064023, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. a. Tract 1 Section 13: SE/4 LIMITED IN DEPTH from the surface to 700 feet beneath the surface containing a total 160 acres, more or less	40.00	1.00000000	0.75000000
	b. Tract 2: Section 13: NE/4 SE/4 LIMITED IN DEPTH from 1,200 feet to 1,968 feet	40.00	1.00000000	0.67500000
	c. Tract 3: Section 13: NW/4 SE/4 LIMITED IN DEPTH from 1,200 feet to 1,857 feet	40.00	1.00000000	0.67500000
	d. Tract 4: Section 13: SE/4 SE/4 LIMITED IN DEPTH from 1,200 feet to 2,068 feet	40.00	1.00000000	0.62500000
36	**Saunders "A" Federal Lease** United States Oil and Gas Lease Serial No. LC 048491-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 13: W/2 NE/4, SE/4 NE/4 LIMITED IN DEPTH from the surface to top of San Andres formation containing a total 120 acres, more or less	120.00	1.00000000	0.73750000 (oil) 0.76175000 (gas)
37	**Saunders "B" Federal Lease:** United States Oil and Gas Lease Serial No. LC 048491(b), insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 13: NE/4 NE/4 LIMITED IN DEPTH from the surface to top of San Andres formation containing a total 40 acres, more or less	40.00	1.00000000	0.75000000 (oil) 0.76625000 (gas)
38	**Sinclair "A" State Lease:** State of New Mexico Oil and Gas Lease No. E-950, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P. M. Section 19: Lot 3 (NW/4 SW/4) LIMITED IN DEPTH from the surface to 951 feet containing a total 27.40 acres, more or less	27.40	0.75000000	0.59023440
39	**Sinclair State Lease:** State of New Mexico Oil and Gas Lease No. E-950, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 9: SE/4 SE/4 LIMITED IN DEPTH from the surface to 2,650 feet containing a total 40.00 acres, more or less	40.00	1.00000000	0.72500000
40	**Skelly State Lease:** State of New Mexico Oil and Gas Lease No. E-134, insofar as said lease covers the following described land in Eddy County: Township 16 South, Range 29 East, N.M.P.M. Section 15: NW/4 SW/4 Section 16: N/2, NE/4 SE/4 LIMITED IN DEPTH from the surface to 100 feet below base of Queen formation containing a total 400 acres, more or less	40.00 360.00	1.00000000	0.72500000
41	**SL Federal "A" Lease:** United States Oil and Gas Lease Serial No. LC 028785-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 29 East, N.M.P.M. Section 12: SW/4 SW/4 LIMITED IN DEPTH from depths below the base of the unitized formation in the Square Lake 12 Unit Agreement dated August 1, 1967 to 5,000 feet beneath the surface containing a total 40 acres, more or less *NOTE: NRI is subject to a Federal Sliding Scale Royalty as documented in Title Opinion.*	40.00	1.00000000	0.77500000 **

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Doral Interests Net Revenue NRI
42	**Smith State Lease:** State of New Mexico Oil and Gas Lease No. 2029, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 4: Lot 1 (NE/4 NE/4) LIMITED IN DEPTH from the surface to 2,400 feet containing a total 40.03 acres, more or less	40.03	1.00000000	0.80000000
43	**Solt State Lease:** State of New Mexico Oil and Gas Lease No. B-3823, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 5: S/2 SE/4 LIMITED IN DEPTH from the surface to 3,300 feet containing a total 80 acres, more or less	80.00	1.00000000	0.80000000
44	**Spurck State Lease:** State of New Mexico Oil and Gas Lease No. B-8318, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N.M.P.M. Section 24: E/2 NW/4, NE/4 SE/4 LIMITED IN DEPTH to depths from 700 feet below the surface down to the top of the San Andres formation containing 120 acres, more or less	120.00	1.00000000	0.72500000
45	**State 32 Lease:** State of New Mexico Oil and Gas Lease No. E-1717, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 32: NW/4 SE/4 LIMITED IN DEPTH from the surface to 2,200 feet containing 40 acres, more or less	40.00	1.00000000	0.83000000
46	**State #647 Lease** State of New Mexico Oil and Gas Lease No. 647, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 25: SE/4 SE/4 Section 36: N/2 NE/4, SE/4 NE/4, N/2 SE/4 LIMITED IN DEPTH from the surface to 500 feet below the top of the San Andres formation containing 240 acres, more or less	40.00 200.00	0.66651180	0.53098960
47	**State "AE" Lease:** State of New Mexico Oil and Gas Lease No. B-3823, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 4: Lot 2 (NW/4 NE/4), SW/4 NE/4, SE/4 NW/4 LIMITED IN DEPTH from the surface to 3,100 feet containing 120.99 acres, more or less	120.99	1.00000000	0.72500000
48	**State B "E" Lease:** State of New Mexico Oil and Gas Lease No. E-9261, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 17: NW/4 NE/4 LIMITED IN DEPTH from the surface to 2,500 feet containing 40 acres, more or less	40.00	1.00000000	0.80000000
49	**State "B" Lease:** State of New Mexico Oil and Gas Lease No. B-1111, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 22: SW/4 SW/4 LIMITED IN DEPTH from the surface to the base of the Seven Rivers formation containing 40 acres, more or less	40.00	1.00000000	0.67500000

	DESCRIPTION	Gross Lease Acreage	Doral Interests	
			Working WI	Net Revenue NRI
50	State "BGK" Lease: State of New Mexico Oil and Gas Lease No. B-2613, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: E/2 SE/4 LIMITED IN DEPTH from the surface to 3,845 feet containing 80 acres, more or less	80.00	1.00000000	0.71500000
51	State "BK" Lease: State of New Mexico Oil and Gas Lease No. B-3627, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 19: Lots 3 and 4 (W/2 SW/4) LIMITED IN DEPTH from the surface to 5,000 feet containing 65.32 acres, more or less	65.32	1.00000000	0.79000000
52	State "BKC" 9 Lease: State of New Mexico Oil and Gas Lease No. B-10920, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: SE/4 SW/4 LIMITED IN DEPTH from the surface to 3,946 feet containing 40 acres, more or less	40.00	1.00000000	0.71500000
53	State "BKC" 10 Lease: State of New Mexico Oil and Gas Lease No. B-3635, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: NE/4 SW/4 LIMITED IN DEPTH from the surface to 3,946 feet containing 40 acres, more or less	40.00	1.00000000	0.71500000
54	State "FV" Lease: State of New Mexico Oil and Gas Lease No. B-7966, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 31: SE/4 SW/4 LIMITED IN DEPTH from the surface to 1,957 feet containing 40 acres, more or less	40.00	1.00000000	0.72500000
55	State "FW" Lease: State of New Mexico Oil and Gas Lease No. B-2071, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 31: NW/4 SE/4 LIMITED IN DEPTH from the surface to 1,944 feet containing 40 acres, more or less	40.00	1.00000000	0.72500000
56	State "FX" Lease: State of New Mexico Oil and Gas Lease No. B-11594, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 6: SE/4 NW/4 LIMITED IN DEPTH from the surface to 1,985 feet containing 40 acres, more or less	40.00	1.00000000	0.80000000
57	State "N" Lease: State of New Mexico Oil and Gas Lease No. E-828, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N.M.P.M. Section 8: SE/4 SW/4 LIMITED IN DEPTH from the surface to 2,500 feet containing 40 acres, more or less	40.00	1.00000000	0.79999950
58	TE&K (Keys A) Federal Lease: United States Oil and Gas Lease Serial No. LC 061465-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 10: W/2 NE/4, E/2 NW/4 LIMITED IN DEPTH from the surface to 1,100 feet above sea level containing 160 acres, more or less	160.00	1.00000000	0.76250000

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Net Revenue NRI
59	**TE&K (Keys B) Federal Lease:** United States Oil and Gas Lease Serial No. LC 061465-B, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N.M.P.M. Section 3: Lots 17, 18, 19 Section 10: NW/4 NW/4 LIMITED IN DEPTH from the surface to 1,100 feet above sea level containing 164.22 acres, more or less	124.22 40.00	1.00000000	0.76250000
60	**Tidewater "K" State Lease:** State of New Mexico Oil and Gas Lease No. E-5668, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 31 East, N.M.P.M. Section 2: Lot 1 (NE/4 NE/4), SE/4 NE/4, SW/4 NW/4, W/2 SW/4 LIMITED IN DEPTH from the surface to 3,861 feet containing 199.90 acres, more or less	199.90	1.00000000	0.71500000
61	**Vandagriff Federal Lease:** United States Oil and Gas Lease Serial No. LC028446-A, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 5: Lots 1, 2 (N/2 NE/4), 3 (NE/4 NW/4), S/2 NE/4, SE/4 NW/4, E/2 SW/4,SE/4 Section 8: N/2 N/2 LIMITED IN DEPTH from the surface to 1,100 feet above sea level containing a total 639.36 acres, more or less	559.36 80.00	1.00000000	0.70000000
62	**Wentz & Wentz Aid State Lease:** State of New Mexico Oil and Gas Lease No. B-6251, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 24: SE/4 LIMITED IN DEPTH from the surface to 1,500 feet containing a total 160 acres, more or less	160.00	1.00000000	0.73343750
63	**West II State Lease:** State of New Mexico Oil and Gas Lease No. L-4672, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 27 East, N. M. P. M. Section 24: SE/4 SE/4 LIMITED IN DEPTH from the surface to 600 feet containing a total 40 acres, more or less	40.00	1.00000000	0.75000000

	DESCRIPTION	Gross Lease Acreage	Doral Interests Working WI	Doral Interests Net Revenue NRI
64	**West Artesia Grayburg Unit:** Township 18 South, Range 28 East, N. M. P. M. a. State of New Mexico Oil and Gas Lease No. B-6043, insofar as said lease covers the following described land in Eddy County: Section 7: SE/4 NE/4 b. State of New Mexico Oil and Gas Lease No. OG-780, insofar as said lease covers the following described land in Eddy County: Section 7: NE/4 SE/4 c. Oil and Gas Lease dated 6/16/48 between Midwest Investment Company, Lessor and Leonard Oil Company, Lessee, recorded Oil & Gas Book 30, Page 524, insofar as said lease covers the following described land in Eddy County: Section 7: SE/4 SE/4 Section 8: SW/4 SW/4 d. State of New Mexico Oil and Gas Lease No. B-11539, insofar as said lease covers the following described land in Eddy County: Section 8: S/2 NW/4 e. State of New Mexico Oil and Gas Lease No. E-2715, insofar as said lease covers the following described land in Eddy County: Section 8: NW/4 NW/4 f. State of New Mexico Oil and Gas Lease No. E-7179, insofar as said lease covers the following described land in Eddy County: Section 8: N/2 SW/4 g. State of New Mexico Oil and Gas Lease No. E-7255, insofar as said lease covers the following described land in Eddy County: Section 8: N/2 SE/4 h. State of New Mexico Oil and Gas Lease No. OG-703, insofar as said lease covers the following described land in Eddy County: Section 8: SW/4 NE/4 i. State of New Mexico Oil and Gas Lease No. OG-1644, insofar as said lease covers the following described land in Eddy County: Section 8: NE/4 NW/4 j. State of New Mexico Oil and Gas Lease No. OG-5851, insofar as said lease covers the following described land in Eddy County: Section 8: SE/4 NE/4 k. State of New Mexico Oil and Gas Lease No. E-1820, insofar as said lease covers the following described land in Eddy County: Section 17: NE/4 NW/4 l. Oil and Gas Lease between George R. Smith, et ux., Lessor and Tenneco Oil Company, Lessee, recorded Oil & Gas Book 30, Page 524, insofar as said lease covers the following described land in Eddy County: Section 17: NW/4 NW/4 LIMITED IN DEPTH to the unitized formation. containing a total 640 acres, more or less	40.00 40.00 40.00 40.00 80.00 40.00 80.00 80.00 40.00 40.00 40.00 40.00 40.00	1.00000000	0.72500000
65	**Yates State Lease:** State of New Mexico Oil and Gas Lease No. B-8196, insofar as said lease covers the following described land in Eddy County: Township 18 South, Range 28 East, N. M. P. M. Section 15: SE/4 SW/4 Section 22: SW/4 NW/4 LIMITED IN DEPTH from the surface to 3,500 feet containing a total 80 acres, more or less	40.00 40.00	1.00000000	0.81000000
66	**Zait State Lease:** State of New Mexico Oil and Gas Lease No. 636, insofar as said lease covers the following described land in Eddy County: Township 17 South, Range 28 East, N. M. P. M. Section 22: NW/4 SW/4 LIMITED IN DEPTH from the surface to the base of the Seven Rivers formation containing a total 40 acres, more or less	40.00	1.00000000	0.67500000
	TOTALS	*7,867.74*		

NOTE: ** Net Revenue Interest for Lease is subject to a Federal Sliding Scale Royalty as documented in the individual Lease's Title Opinion.

EXHIBIT "B"

Attached to Purchase and Sale Agreement between Doral Energy Corp. and Alamo Resources, LLC dated April ____, 2010

WELL LIST

261198 DORAL ENERGY CORP.

Total Well Count: 185

Based on NM-OCD Well List as of Friday, April 23, 2010

NM-OCD Prop. No.	Well Name	Lease Type	ULSTR	OCD UL	API No.	Well Type	Well Status	NM-OCD Pool No.	NM-OCD Pool Name	Last Prod/Inj	Oil POD	Gas POD	In Add. Bond
305883	ATKINS FEDERAL #001	Fed	H-17-16S-29E	H	30-015-02751	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2015810	2015830	
305918	ATKINS STATE #001	State	M-16-16S-29E	M	30-015-02739	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2015910	2015930	2/1/2012
305918	ATKINS STATE #002	State	K-16-16S-29E	K	30-015-02741	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2015910	2015930	2/1/2012
305926	ATSEL FEDERAL #001	Fed	O-30-17S-29E	O	30-015-10484	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2187910	2187930	
305882	BERRY A FEDERAL #006	Fed	G-24-17S-27E	G	30-015-00512	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1058810	1058830	
305882	BERRY A FEDERAL #011	Fed	K-24-17S-27E	K	30-015-00498	Gas	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305882	BERRY A FEDERAL #022	Fed	K-24-17S-27E	K	30-015-00497	Gas	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305882	BERRY A FEDERAL #026	Fed	O-24-17S-27E	O	30-015-00501	Gas	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305882	BERRY A FEDERAL #032Y	Fed	A-24-17S-27E	A	30-015-24614	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305882	BERRY A FEDERAL #033	Fed	K-24-17S-27E	K	30-015-25154	Inj	INJ	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10			
305886	BERRY B FEDERAL #024	Fed	B-25-17S-27E	B	30-015-00516	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1058810	1058830	
305886	BERRY B FEDERAL #025	Fed	G-25-17S-27E	G	30-015-00578	Oil	S/I	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305914	BERRY FEDERAL #027	Fed	E-24-17S-27E	E	30-015-00483	Gas	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305901	BERRY FEDERAL #029	Fed	F-23-17S-27E	F	30-015-00472	Gas	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305901	BERRY FEDERAL #030	Fed	O-23-17S-27E	O	30-015-21510	Gas	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1058810	1058830	
305870	BRIGHAM B FEDERAL #001	Fed	B-22-17S-30E		30-015-04254	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	937810	937830	
305870	BRIGHAM B FEDERAL #002	Fed	M-22-17S-30E	M	30-015-04257	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	937810	937830	
305890	CEDAR LAKE #003Y	State	1-30-17S-31E	D	30-015-05477	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1205210	1205230	2/1/2012
305906	CONOCO STATE #002	State	M-3 -17S-29E	M	30-015-02874	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1064210	1064230	2/1/2012
305900	DELHI B STATE #001	State	M-28-17S-28E	M	30-015-01604	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1216410	1216430	2/1/2012
305900	DELHI B STATE #002	State	M-28-17S-28E	M	30-015-01594	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1216410	1216430	2/1/2012
305891	DONNELLY KELLY STATE #002	State	O-8 -18S-28E	O	30-015-02644	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1206810	1206830	2/1/2012
305891	DONNELLY KELLY STATE #003	State	O-8 -18S-28E	O	30-015-23815	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1206810	1206830	2/1/2012
305922	EMPIRE J FEDERAL #001	Fed	P-1 -18S-26E	P	30-015-00167	Inj	INJ	51300	RED LAKE;QUEEN-GRAYBURG-SA	Sep-08			
305922	EMPIRE J FEDERAL #002	Fed	I-1 -18S-26E	I	30-015-00168	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1217410	1217430	
305922	EMPIRE J FEDERAL #003	Fed	H-1 -18S-26E	H	30-015-00169	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1217410	1217430	
305887	F W AND Y STATE #002	State	A-25-17S-28E	A	30-015-01527	Oil	Prod	950	AID;YATES-SEVEN RIVERS	Jan-10	1205810	1205830	2/1/2012
305887	F W AND Y STATE #003	State	B-25-17S-28E	B	30-015-01531	Oil	Prod	950	AID;YATES-SEVEN RIVERS	Jan-10	1205810	1205830	2/1/2012
305878	FEATHERSTONE FEDERAL #001Y	Fed	E-10-17S-29E	E	30-015-02938	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1218310	1218330	
305878	FEATHERSTONE FEDERAL #002Y	Fed	D-10-17S-29E	D	30-015-02937	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1218310	1218330	
305878	FEATHERSTONE FEDERAL #003	Fed	L-10-17S-29E	L	30-015-02941	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1218310	1218330	
305878	FEATHERSTONE FEDERAL #004	Fed	M-10-17S-29E	M	30-015-02940	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1218310	1218330	
305931	FEATHERSTONE STATE B #001	State	J-2 -18S-28E	J	30-015-01769	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1107810	1107830	2/1/2012
305931	FEATHERSTONE STATE B #004	State	K-2 -18S-28E	K	30-015-01773	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1107910	1107930	2/1/2012
305931	FEATHERSTONE STATE E #003	State	F-2 -18S-28E	F	30-015-01771	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1107710	1107730	2/1/2012
305931	FEATHERSTONE STATE E #005	State	G-2 -18S-28E	G	30-015-01774	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1107710	1107730	2/1/2012
305893	FEDERAL S #002	Fed	F-28-17S-30E	F	30-015-04372	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449810	449830	
305893	FEDERAL S #003	Fed	C-28-17S-30E	C	30-015-04373	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449810	449830	
305893	FEDERAL S #004	Fed	F-28-17S-30E	F	30-015-04374	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449810	449830	
305893	FEDERAL S #006	Fed	K-28-17S-30E	K	30-015-20147	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449810	449830	
305879	FEDERAL S #007 (MUSTANG 28 FED #001)	Fed	C-28-17S-30E	C	30-015-31953	Oil	T/A	96718	LOCO HILLS; GLORIETA-YESO				

NM-OCD Prop. No.	Well Name	Lease Type	ULSTR	OCD UL	API No.	Well Type	Well Status	NM-OCD Pool No.	NM-OCD Pool Name	Last Prod/Inj	Oil POD	Gas POD	In Add. Bond
305899	FEDERAL X #001	Fed	13-21-17S-30E	K	30-015-04244	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449910	449930	
305899	FEDERAL X #003	Fed	N-21-17S-30E	N	30-015-04246	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449910	449930	
305899	FEDERAL X #004	Fed	M-21-17S-30E	M	30-015-04248	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449910	449930	
305899	FEDERAL X #005	Fed	N-21-17S-30E	N	30-015-04249	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449910	449930	
305899	FEDERAL X #007	Fed	M-21-17S-30E	M	30-015-20618	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	449910	449930	
305884	FIVE J STATE #002	State	G-36-17S-28E	G	30-015-10543	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305880	GENERAL AMERICAN FEDERAL #001	Fed	P-10-17S-30E	P	30-015-10091	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	2806775	2806774	
305923	GREEN FEDERAL #001	Fed	1-31-17S-29E	D	30-015-10320	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			
305923	GREEN FEDERAL #002	Fed	C-31-17S-29E	C	30-015-10485	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2188210	2188230	
305923	GREEN FEDERAL #003	Fed	F-31-17S-29E	F	30-015-10545	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2188210	2188230	
305923	GREEN FEDERAL #004	Fed	G-31-17S-29E	G	30-015-10546	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2188210	2188230	
305923	GREEN FEDERAL #005	Fed	2-31-17S-29E	E	30-015-03198	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			
305923	GREEN FEDERAL #006	Fed	H-31-17S-29E	H	30-015-10547	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2188210	2188230	
305923	GREEN FEDERAL #008	Fed	B-31-17S-29E	B	30-015-25045	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2188210	2188230	
305876	GULF KEPPLE #001	Priv	J-19-17S-27E	J	30-015-00464	Oil	Prod	40090	LOGAN DRAW;SAN ANDRES	Jan-10	1059910	1059930	2/1/2012
305876	GULF KEPPLE #002	Priv	G-19-17S-27E	G	30-015-00463	Oil	Prod	40090	LOGAN DRAW;SAN ANDRES	Jan-10	1059910	1059930	2/1/2012
305912	HASTIE FEDERAL #001	Fed	K-18-17S-28E	K	30-015-22039	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1062210	1062230	
305912	HASTIE FEDERAL #003	Fed	2-18-17S-28E	E	30-015-01422	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	500310	500330	
305912	HASTIE FEDERAL #006	Fed	4-18-17S-28E	M	30-015-01395	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1059110	1059130	
305912	HASTIE FEDERAL #007	Fed	3-18-17S-28E	L	30-015-01396	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1059110	1059130	
305895	HONDO K FEDERAL #001	Fed	E-1 -17S-31E	E	30-015-05033	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	2806778	2806777	
305895	HONDO K FEDERAL #002	Fed	4-1 -17S-31E	D	30-015-10185	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211110	1211130	
305919	HUDSON SAIKIN STATE #001	State	2-31-17S-28E	E	30-015-02666	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1208210	1208230	2/1/2012
305919	HUDSON SAIKIN STATE #002	State	2-31-17S-28E	E	30-015-24887	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1208210	1208230	2/1/2012
305920	HUMBLE B STATE #001	State	G-15-18S-28E	G	30-015-01871	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108010	1108030	2/1/2012
305920	HUMBLE B STATE #002	State	L-22-18S-28E	L	30-015-02009	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108010	1108030	2/1/2012
305894	HUMBLE STATE #001	State	F-20-17S-29E	F	30-015-03013	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1212210	1212230	2/1/2012
305894	HUMBLE STATE #003	State	K-19-17S-29E	K	30-015-03007	Oil	Prod	950	AID;YATES-SEVEN RIVERS	Jan-10	1206210	1206230	2/1/2012
305894	HUMBLE STATE #004	State	N-19-17S-29E	N	30-015-03008	Oil	Prod	950	AID;YATES-SEVEN RIVERS	Jan-10	1206210	1206230	2/1/2012
305925	JENNINGS FEE #001	Priv	A-18-18S-28E	A	30-015-23842	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1223610	1223630	2/1/2012
305872	LEONARD FEDERAL #009	Fed	J-30-17S-29E	J	30-015-03191	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2187910	2187930	
305902	MALCO B FEDERAL #001	Fed	J-6 -18S-27E	J	30-015-00795	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1216710	1216730	
305875	RAMPO STATE #001	State	4-31-17S-28E	M	30-015-01639	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1216810	1216830	2/1/2012
305875	RAMPO STATE #002	State	3-31-17S-28E	L	30-015-01640	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1216810	1216830	2/1/2012
305929	RED LAKE FEDERAL #001	Fed	K-10-17S-28E	K	30-015-26176	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1222010	1222030	
305927	ROBINSON STATE #001	State	E-27-17S-29E	E	30-015-03162	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211310	1211330	2/1/2012
305927	ROBINSON STATE #002	State	D-27-17S-29E	D	30-015-03159	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211310	1211330	2/1/2012
305927	ROBINSON STATE #003	State	E-27-17S-29E	E	30-015-03158	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211310	1211330	2/1/2012
305927	ROBINSON STATE #005	State	D-27-17S-29E	D	30-015-03161	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211310	1211330	2/1/2012
305927	ROBINSON STATE #008	State	E-27-17S-29E	E	30-015-25473	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211310	1211330	2/1/2012
305874	S L FEDERAL #001	Fed	M-12-17S-29E	M	30-015-26541	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1207510	1207530	
305903	SACKETT FEDERAL #001	Fed	M-29-17S-29E	M	30-015-25132	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1209010	1209030	
305903	SACKETT FEDERAL #002	Fed	N-29-17S-29E	N	30-015-25502	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1209010	1209030	
305877	SAUNDERS FEDERAL #002	Fed	P-13-17S-27E	P	30-015-00438	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1062010		
305877	SAUNDERS FEDERAL #009	Fed	P-13-17S-27E	P	30-015-00443	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1062010	1062030	
305877	SAUNDERS FEDERAL #010	Fed	I-13-17S-27E	I	30-015-21924	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1062010	1062030	
305877	SAUNDERS FEDERAL #011	Fed	J-13-17S-27E	J	30-015-22061	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1062010	1062030	
305909	SAUNDERS A FEDERAL #002	Fed	B-13-17S-27E	B	30-015-01247	Inj	INJ	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10			
305909	SAUNDERS A FEDERAL #007	Fed	B-13-17S-27E	B	30-015-01244	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1059510	1059530	
305909	SAUNDERS A FEDERAL #009	Fed	H-13-17S-27E	H	30-015-00446	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1059510	1059530	
305889	SAUNDERS B FEDERAL #003	Fed	A-13-17S-27E	A	30-015-22725	Gas	S/I	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1062410	1062430	

NM-OCD Prop. No.	Well Name	Lease Type	ULSTR	OCD UL	API No.	Well Type	Well Status	NM-OCD Pool No.	NM-OCD Pool Name	Last Prod/Inj	Oil POD	Gas POD	In Add. Bond
305892	SINCLAIR A STATE #001	State	3-19-17S-29E	L	30-015-03005	Oil	Prod	950	AID;YATES-SEVEN RIVERS	Jan-10	1205910	1205930	2/1/2012
305897	SINCLAIR STATE #001	State	P-9 -17S-29E	P	30-015-02931	Oil	Prod	57570	SQUARE LAKE;GRAYBURG-SAN ANDRES	Jan-10	1219910	1219930	2/1/2012
305868	SKELLY STATE #001	State	E-16-16S-29E	E	30-015-02736	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2016210	2016230	2/1/2012
305868	SKELLY STATE #003	State	F-16-16S-29E	F	30-015-02744	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2016210	2016230	2/1/2012
305868	SKELLY STATE #006	State	G-16-16S-29E	G	30-015-02746	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2016210	2016230	2/1/2012
305868	SKELLY STATE #008	State	A-16-16S-29E	A	30-015-02748	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2016210	2016230	2/1/2012
305868	SKELLY STATE #009	State	I-16-16S-29E	I	30-015-02749	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2016210	2016230	2/1/2012
305868	SKELLY STATE #010	State	L-15-16S-29E	L	30-015-02735	Oil	Prod	30780	HIGH LONESOME;QUEEN	Jan-10	2016210	2016230	2/1/2012
305924	SMITH STATE #001	State	1-4 -18S-28E	A	30-015-02556	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1206510	1206530	2/1/2012
305928	SOLT STATE #001	State	O-5 -18S-28E	O	30-015-25277	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1209610	1209630	2/1/2012
305928	SOLT STATE #002	State	P-5 -18S-28E	P	30-015-25278	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1209610	1209630	2/1/2012
305928	SOLT STATE #003	State	O-5 -18S-28E	O	30-015-25390	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1209610	1209630	2/1/2012
305928	SOLT STATE #004	State	P-5 -18S-28E	P	30-015-25391	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1209610	1209630	2/1/2012
305898	SPURCK STATE #004	State	I-24-17S-27E	I	30-015-22904	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1059610	1059630	2/1/2012
305898	SPURCK STATE #006Y	State	I-24-17S-27E	I	30-015-23760	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1059610	1059630	2/1/2012
305898	SPURCK STATE #007	State	I-24-17S-27E	I	30-015-23583	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1061710	1061730	2/1/2012
305898	SPURCK STATE #008	State	I-24-17S-27E	I	30-015-23589	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1061710	1061730	2/1/2012
305881	SPURCK STATE #009	State	F-24-17S-27E	F	30-015-30997	Oil	T/A	51300	RED LAKE;QUEEN-GRAYBURG-SA	Apr-01	1061710		5/1/2003
305867	STATE 32 #001	State	J-32-17S-28E	J	30-015-01655	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108110	1108130	2/1/2012
305867	STATE 32 #002	State	J-32-17S-28E	J	30-015-01656	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108110	1108130	2/1/2012
305921	STATE 647 AC 724 #197	State	B-36-17S-28E	B	30-015-10073	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2187810	2187830	2/1/2012
305921	STATE 647 AC 724 #202	State	A-36-17S-28E	A	30-015-10461	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2187810	2187830	2/1/2012
305921	STATE 647 AC 724 #203	State	P-25-17S-28E	P	30-015-10312	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	2187810	2187830	2/1/2012
305904	STATE AE #001	State	G-4 -18S-28E	G	30-015-25402	Oil	S/I	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1210010	1210030	2/1/2012
305904	STATE AE #002	State	F-4 -18S-28E	F	30-015-25403	Oil	S/I	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1210010	1210030	2/1/2012
305913	STATE B E #002	State	B-17-18S-28E	B	30-015-01896	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207010	1207030	2/1/2012
305913	STATE B #004	State	M-22-17S-28E	M	30-015-22639	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305913	STATE B #005	State	M-22-17S-28E	M	30-015-22642	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305913	STATE B #006	State	M-22-17S-28E	M	30-015-22645	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305913	STATE B #007	State	M-22-17S-28E	M	30-015-22676	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305905	STATE BGK #002	State	P-2 -17S-31E	P	30-015-22585	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1212010	1212030	2/1/2012
305905	STATE BGK #003	State	I-2 -17S-31E	I	30-015-22981	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1212010	1212030	2/1/2012
305905	STATE BGK #004	State	P-2 -17S-31E	P	30-015-23375	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1212010	1212030	2/1/2012
305905	STATE BGK #005	State	I-2 -17S-31E	I	30-015-23376	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1212010	1212030	2/1/2012
305915	STATE BK #003	State	3-19-17S-31E	L	30-015-05273	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1205710	1205730	2/1/2012
305915	STATE BK #005	State	3-19-17S-31E	L	30-015-10167	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1205710	1205730	2/1/2012
305869	STATE BKC #009	State	N-2 -17S-31E	N	30-015-05042	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211610	1211630	2/1/2012
305869	STATE BKC #010	State	K-2 -17S-31E	K	30-015-05043	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211610	1211630	2/1/2012
305873	STATE FV #001	State	N-31-17S-28E	N	30-015-10118	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1217010		2/1/2012
305871	STATE FW #001	State	J-31-17S-28E	J	30-015-01642	Oil	Prod	51300	RED LAKE;QUEEN-GRAYBURG-SA	Jan-10	1217010	1217030	2/1/2012
305896	STATE FX #001	State	F-6 -18S-28E	F	30-015-10107	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207110	1207130	2/1/2012
305930	STATE N #001	State	N-8 -18S-28E	N	30-015-02643	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1206910	1206930	2/1/2012
305888	T E & K (KEYES A) FEDERAL #003	Fed	C-10-17S-28E	C	30-015-01341	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1060530	
305888	T E & K (KEYES A) FEDERAL #009	Fed	F-10-17S-28E	F	30-015-01614	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1060530	
305888	T E & K (KEYES B) FEDERAL #001	Fed	18-3 -17S-28E	N	30-015-01312	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1060530	
305888	T E & K (KEYES B) FEDERAL #002	Fed	D-10-17S-28E	D	30-015-01347	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1060530	
305888	T E & K (KEYES B) FEDERAL #008	Fed	C-10-17S-28E	C	30-015-01336	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1060530	
305908	TIDEWATER K STATE #001	State	M-2 -17S-31E	M	30-015-05046	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	2806779	1211230	2/1/2012
305908	TIDEWATER K STATE #002	State	L-2 -17S-31E	L	30-015-05047	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	2806779	1211230	2/1/2012
305908	TIDEWATER K STATE #003	State	E-2 -17S-31E	E	30-015-05048	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	2806779	1211230	2/1/2012
305908	TIDEWATER K STATE #004	State	H-2 -17S-31E	H	30-015-05049	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211210	1211230	2/1/2012
305908	TIDEWATER K STATE #005	State	1-2 -17S-31E	A	30-015-05045	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211210	1211230	2/1/2012
305908	TIDEWATER K STATE #006	State	1-2 -17S-31E	A	30-015-22641	Oil	Prod	28509	GRAYBURG JACKSON;SR-Q-G-SA	Jan-10	1211210	1211230	2/1/2012

EXHIBIT "B"

NM-OCD Prop. No.	Well Name	Lease Type	ULSTR	OCD UL	API No.	Well Type	Well Status	NM-OCD Pool No.	NM-OCD Pool Name	Last Prod/Inj	Oil POD	Gas POD	In Add. Bond
305885	VANDAGRIFF FEDERAL #003	Fed	I-5 -17S-28E	I	30-015-01323	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305885	VANDAGRIFF FEDERAL #005	Fed	J-5 -17S-28E	J	30-015-01318	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305885	VANDAGRIFF FEDERAL #007	Fed	J-5 -17S-28E	J	30-015-01320	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305885	VANDAGRIFF FEDERAL #008	Fed	H-5 -17S-28E	H	30-015-01321	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305885	VANDAGRIFF FEDERAL #009	Fed	O-5 -17S-28E	O	30-015-01322	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305885	VANDAGRIFF FEDERAL #010	Fed	B-8 -17S-28E	B	30-015-01329	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305885	VANDAGRIFF FEDERAL #011	Fed	I-5 -17S-28E	I	30-015-01325	Gas	Prod	86960	VANDAGRIFF KEYES;QUEEN (GAS)	Jan-10		1061230	
305916	WENTZ STATE #001	State	P-24-17S-28E	P	30-015-01523	Oil	T/A	950	AID;YATES-SEVEN RIVERS	Jun-07	1206110	1206130	7/1/2009
305916	WENTZ STATE #002	State	P-24-17S-28E	P	30-015-01524	Oil	Prod	950	AID;YATES-SEVEN RIVERS	Jun-07	1206110	1206130	7/1/2009
305907	WEST STATE #002	State	P-24-17S-27E	P	30-015-22795	Oil	Prod	22230	EMPIRE; YATES-SEVEN RIVERS	Jan-10	1062310	1062330	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #001	State	C-8 -18S-28E	C	30-015-02645	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #002	State	D-8 -18S-28E	D	30-015-02640	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #003	State	H-7 -18S-28E	H	30-015-02630	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #004	State	E-8 -18S-28E	E	30-015-02648	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #005	State	F-8 -18S-28E	F	30-015-02647	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #006	State	G-8 -18S-28E	G	30-015-10328	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #007	State	H-8 -18S-28E	H	30-015-02639	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #008	State	I-8 -18S-28E	I	30-015-02659	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #009	State	J-8 -18S-28E	J	30-015-02658	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #011	State	K-8 -18S-28E	K	30-015-02655	Inj	T/A	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-09			2/1/2011
305910	WEST ARTESIA GRAYBURG UNIT #012	State	L-8 -18S-28E	L	30-015-02649	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #013	State	I-7 -18S-28E	I	30-015-02636	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #014	Priv	P-7 -18S-28E	P	30-015-02635	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #016	Priv	M-8 -18S-28E	M	30-015-02641	Oil	S/I	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #017	Priv	M-8 -18S-28E	M	30-015-02642	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #018	Priv	D-17-18S-28E	D	30-015-01899	Inj	INJ	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10			2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #019	State	C-17-18S-28E	C	30-015-01897	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #020	State	J-8 -18S-28E	J	30-015-23113	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #021	State	E-8 -18S-28E	E	30-015-23619	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #022	State	L-8 -18S-28E	L	30-015-23639	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #024	Priv	M-8 -18S-28E	M	30-015-23724	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #026	State	F-8 -18S-28E	F	30-015-23784	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305910	WEST ARTESIA GRAYBURG UNIT #027	State	D-8 -18S-28E	D	30-015-23869	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1207210	1207230	2/1/2012
305917	YATES STATE #001	State	E-22-18S-28E	E	30-015-02011	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108210	1108230	2/1/2012
305917	YATES STATE #002	State	N-15-18S-28E	N	30-015-01874	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108210	1108230	2/1/2012
305917	YATES STATE #003	State	N-15-18S-28E	N	30-015-01875	Oil	Prod	3230	ARTESIA;QUEEN-GRAYBURG-SAN ANDRES	Jan-10	1108210	1108230	2/1/2012
305911	ZAIT STATE #001	State	L-22-17S-28E	L	30-015-22653	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305911	ZAIT STATE #002	State	L-22-17S-28E	L	30-015-22675	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305911	ZAIT STATE #003	State	L-22-17S-28E	L	30-015-23012	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710	1058730	2/1/2012
305911	ZAIT STATE #004	State	L-22-17S-28E	L	30-015-23062	Oil	Prod	22260	EMPIRE; YATES-SEVEN RIVERS, EAST	Jan-10	1058710		2/1/2012

164 Producing Wells
5 Shut-In Wells
4 Temporarily Abandoned Wells
12 Water Injection Wells
185 TOTAL WELLS

EXHIBIT "B"

EXHIBIT "C - 1"

EQUIPMENT: Field Production Battery Equipment

Battery Name	Well(s)	OLD OIL TANK No.'s	NEW OIL TANK No.'s	Tank Factor BO/in	OIL Tank Size Bbls	Oil Tank Material	WATER Tank Size Bbls	Water Tank Material	Separators		Gun Barrels		Heater Treaters	
									Size	Cond	Size	Cond	Size	Cond
Atkins Federal	1	15346		1.68	300	STL	50	FG	None		None		None	
Atkins State	1, 2	13748		1.16	210	STL	50	FG	None		3 x 20	c	None	
Atsel Federal / Leonard Federal	A..1 / L..9	31927	66001	1.68	300	STL	100	STL	30" x 10	c	3 x 20	c	None	
Berry A Federal	6, 11, 22, 26,	13248		1.68	300	STL	See Berry		None		None		None	
	32Y, 33						Federal							
Berry B Federal	24, 25	13248		1.68	---				None		None		None	
Berry Federal	27, 29, 30	13248		1.68	300	STL	200	FG	24" X 6	c	None		4 X 20	e
Brigham B	1, 2	35316	66018	1.16	210	STL	50	FG	None		3 x 20	c	None	
Cedar Lake	3Y	14906		1.68	300	STL	50	FG	24" x 7	d	12" x 20	c	None	
Conoco State	2	10284		1.16	210	STL	25	STL	None		None		None	
Delhi B State	1, 2	14034	66019	1.68	300	STL	50	FG	None		3 x 20	c	None	
Donnelly Kelly State	2, 3	63438		1.16	210	STL	50	FG	None		3 x 20	c	None	
Empire J Federal	1, 2, 3	14792		2.76	250	STL	30	FG	None		3 x 12	c	None	
		14793		2.76	250	STL								
Featherstone Federal	1Y, 2Y, 3, 4	14113		2.76	250	STL	250	STI	None		3 x 12	c	None	
Featherstone State	1	22777	66010	1.68	200	STL	50	FG	None		None		None	
Featherstone State	3, 5	34804	66016	1.68	240	STL	200	FG	None		None		None	
		22728	66017	1.68	240	STL								
Featherstone State	4	34724	66011	1.16	210	STL	200	FG	None		None		None	
Federal S	2, 3, 4, 6, 7	34551	66002	1.16	210	STL	200	FG	None		None		4 x 20	d
		35243	66003	1.16	210	STL								
Federal X	1, 3, 4, 5, 7	34520	66004	1.68	300	STL	SHARED W/ FED S		None		None		4 x 20	e
		34521	66005	1.68	300	STL								
Five J	2 SWD	-----		--	---				None		None		None	
	(See Green)													
F W and Y	2, 3	14393		1.40	250	STL	50	FG	None		None		None	
General American	1	63995-01		1.16	210	STL	200	FG	48" x 10	e	None		None	
		63995-02		1.16	210	STL								
Green Federal	1, 2, 3, 4, 5,	31928	66006	1.68	300	STL	NONE		?		3 x 20	d	None	
	6, 8	31929	66007	1.68	300	STL								
Gulf Kepple	1, 2	11058		1.16	210	STL	300?	FG	48" x 10	e	None		None	
Hastie Federal	1, 3, 6, 7, 9	99331		2.95	230	STL	100	FG	36" x5	d	None		None	
		12282		2.95	230	STL								

Battery Name	Well(s)	OLD OIL TANK No.'s	NEW OIL TANK No.'s	Tank Factor BO/in	OIL Tank Size Bbls	Oil Tank Material	WATER Tank Size Bbls	Water Tank Material	Separators Size	Separators Cond	Gun Barrels Size	Gun Barrels Cond	Heater Treaters Size	Heater Treaters Cond
Hondo K Federal 001	1	17094		1.16	210	STL	50	FG	24" x 10	c	12" x 20	c	None	
Hondo K Federal 002	2	64031		1.16	210	STL	50	FG	24" x 10	c	12" x 20	c	None	
Hudson Saiken State	1, 2	12760		1.68	300	STL	50	FG	None		3 x 20	c	None	
Humble B State 001 (Lease B)	1	34567	66009	1.16	210	STL	50	FG	None		None		None	
Humble B State 002 (Lease B)	2	22275	66008	2.76	250	STL	100	FG	None		None		None	
Humble State 001 (Lease E)	1	16928		1.68	300	STL	50	FG	2-24" x 10	e	None		None	
Humble State 003, 004 (Lease E)	3, 4	14293		1.16	210	STL	50	FG	None		None		None	
Jennings Fee	1	61105		1.68	300	STL	50	FG	None		3 x 20	c	None	
Malco B Federal	1	11998		1.16	210	STL	200	FG	None		9" x 20'	c	None	
Rampo State	1, 2	15578		1.00	100	STL	50	FG	28" x 12	d	None		None	
Red Lake Federal	1	14047		1.68	400	STL	50	FG	None		None		None	
Robinson State	1, 2, 3, 5, 8	14431		1.68	300	STL	50	FG	None		3 x20	c	None	
Sackett Federal	1, 2	63998-01		1.16	210	STL	200	FG	None		None		6 x20	c
		63998-02		1.16	210	STL								
		63998-03		1.16	210	STL								
Saunders Federal	2, 9, 10, 11	13718		1.16	210	STL	200	FG	36" x 5	e	None		None	
Saunders A Federal	2, 7, 9	11588		1.16	210	STL	200	FG	None		None		None	
Saunders B Federal	3	-----		--	---				None		None		None	
Sinclair A State	1	14283		1.16	210	STL	50	FG	None		None		None	
Sinclair State	1	14177		1.68	300	STL	50	FG	None		3 x 20	c	None	
Skelly State	1, 3, 6, 8, 9, 10	15226		1.16	210	STL	200	FG	None		3 x 20	c	None	
SL Federal	1	14260		1.68	300	STL	200	FG	None		None		6 X 20	d
		14261		1.68	300	STL								
Smith State	1	10090		1.16	210	STL	50	FG	None		None		None	
Solt State	1, 2, 3, 4	16555 wtr		1.68	300	STL	300	STL	None		None		4 X 20	c
		16556		1.68	300	STL	200	FG						
		16557		1.68	300	STL								
Spurck	4, 6Y, 7, 8	-----		--	210 junk	STL			None		None		None	
Spurck State	9	13182		--	---				None		None		None	
State 32	1, 2	35312	66012	1.68	300	STL	200	FG	None		None		None	
		35313	66013	1.68	300	STL								
State 647 AC 724	197, 202, 203	63732		1.68	300	STL	200	FG	None		None		4 x 20	c
State AE	1, 2	63410		1.68	300	STL	50	FG	None		3 x 20	c	None	
State B	4, 5, 6, 7	-----		--	See Zait				SEE ZAIT					
State BGK	2, 3, 4, 5	17091		1.16	210	STL	200	FG	None		None		4 x 20	c
		17092		1.16	210	STL								

Battery Name	Well(s)	OLD OIL TANK No.'s	NEW OIL TANK No.'s	Tank Factor BO/in	OIL Tank Size Bbls	Oil Tank Material	WATER Tank Size Bbls	Water Tank Material	Separators Size	Separators Cond	Gun Barrels Size	Gun Barrels Cond	Heater Treaters Size	Heater Treaters Cond
State BK	3, 5	14391		1.16	210	STL	200	FG	12" x 10	d	12" x 20	c	None	
State BKC	9, 10	17084		1.16	210	STL	50	FG	None		3 x 20	c	None	
State E (aka BE)	2	61170		1.68	300	STL	50	FG	None		3 x 20	c	None	
State FV / State FW	St FV 1	14176		1.16	210	STL	50	FG	None		None		None	
	St FW 1													
State FX	1	10231		1.16	210	STL	50	FG	None		None		None	
State N	1	61102		1.68	300	STL	50	FG	None		3 x 20	c	None	
T E & K Federal	1, 2, 3, 8, 9	-----		Gas	---				None		None		None	
Tidewater K State	1, 2, 3	17085		1.16	210	STL	50	FG	36" x 10	d	3 x 20	c	None	
		17086		1.16	210	STL								
Tidewater K State	4, 5, 6	17087		1.16	210	STL	50	FG	36" x 10	d	None		None	
		17088		1.16	210	STL								
Vandagriff Federal	3, 5, 7, 8, 9,	-----		Gas	---				None		None		None	
	10, 11													
Wentz State	1, 2	11580		2.76	250X	STL	50	FG	None		None		None	
West State	2	-----		--	---				None		None		None	
West Artesia Grayburg Unit	1,2,3,4,5,6,	60903		1.68	300	STL	400	STL	None		3 x 20	c	None	
	7,8,9,11,12,													
	13,14,16,17,													
	18,19,20,21,													
	22,24,26,27													
Yates State	1, 2, 3	35278	66014	1.68	300	STL	100	STL	None		None		None	
		35279	66015	1.68	200	STL	50	STL						
Zait State / State B	Zait 1,2,3,4	11226		1.16	210	STL	200	FG	None		4 x 16	d	None	
	St B 4,5,6,7	11227		1.16	210	STL								

NOTES:

Vessel Condition Codes:

- a = New
- b = Useable As Is
- c = Useable - Needs Some Repairs
- d = Needs Major Repairs
- e = Junk - Not Useable

EXHIBIT "C - 2"

EQUIPMENT: Field Pumping Units

No.	LEASE NAME	WELL No.	WELL API NUMBER	SEC	TWP	RNG	CO.	ST.	Current WELL STATUS	WELL TYPE	Est'd WELL TD (feet)	Pumping Unit Manufacturer	Pumping Unit Size	Unit Motor hp
1	ATKINS FEDERAL	1	3001502751	17	16.0S	29E	Eddy	NM	Prod	Oil	1,825	American	D-40GA-34	5
2	ATKINS STATE	1	3001502739	16	16.0S	29E	Eddy	NM	Prod	Oil	1,959	Amcot	D-18-A-22	5
3	ATKINS STATE	2	3001502741	16	16.0S	29E	Eddy	NM	Prod	Oil	1,959	International D	D-44	3
4	ATSEL FEDERAL	1	3001510484	30	17.0S	29E	Eddy	NM	Prod	Oil	2,528	Lufkin	3-B	3
5	BERRY A FEDERAL	6	3001500512	24	17.0S	27E	Eddy	NM	Prod	Oil	490	Jenson	2DC	3
6	BERRY A FEDERAL	11	3001500498	24	17.0S	27E	Eddy	NM	Prod	Gas	2,150			
7	BERRY A FEDERAL	22	3001500497	24	17.0S	27E	Eddy	NM	Prod	Gas	1,300			
8	BERRY A FEDERAL	26	3001500501	24	17.0S	27E	Eddy	NM	Prod	Gas	1,230			
9	BERRY A FEDERAL	33	3001525154	24	17.0S	27E	Eddy	NM	INJ	Inj	626			
10	BERRY A FEDERAL	32Y	3001524614	24	17.0S	27E	Eddy	NM	Prod	Oil	2,360	Cabot		5
11	BERRY B FEDERAL	24	3001500516	25	17.0S	27E	Eddy	NM	Prod	Oil	1,212	Jenson	2D	3
12	BERRY B FEDERAL	25	3001500578	25	17.0S	27E	Eddy	NM	Shut-in	Oil	1,212			
13	BERRY FEDERAL	27	3001500483	24	17.0S	27E	Eddy	NM	Prod	Gas	1,550			
14	BERRY FEDERAL	29	3001500472	23	17.0S	27E	Eddy	NM	Prod	Gas	1,550			
15	BERRY FEDERAL	30	3001521510	23	17.0S	27E	Eddy	NM	Prod	Gas	1,590	Lufkin	SHP 32	none
16	BRIGHAM B	1	3001504254	22	17.0S	30E	Eddy	NM	Prod	Oil	1,947	Bethlehem	25-D	3
17	BRIGHAM B	2	3001504257	22	17.0S	30E	Eddy	NM	Prod	Oil	1,925	Oil Well	D-58	3
18	CEDAR LAKE	003Y	3001505477	30	17.0S	31E	Eddy	NM	Prod	Oil	3,423	Lufkin	C-57D-95-48	5
19	CONOCO STATE	2	3001502874	3	17.0S	29E	Eddy	NM	Prod	Oil	2,553			
20	DELHI B STATE	1	3001501604	28	17.0S	28E	Eddy	NM	Prod	Oil	1,995	American	D25	3
21	DELHI B STATE	2	3001501594	28	17.0S	28E	Eddy	NM	Prod	Oil	1,995	Aztec	D16	3
22	DONNELLY KELLY STATE	2	3001502644	8	18.0S	28E	Eddy	NM	Prod	Oil	2,510	American	18A	3
23	DONNELLY KELLY STATE	3	3001523815	8	18.0S	28E	Eddy	NM	Prod	Oil	2,510	American	D40G	7.5
24	EMPIRE J FEDERAL	1	3001500167	1	18.0S	26E	Eddy	NM	INJ	Inj	1,782			
25	EMPIRE J FEDERAL	2	3001500168	1	18.0S	26E	Eddy	NM	Prod	Oil	1,835	American	D40G	3
26	EMPIRE J FEDERAL	3	3001500169	1	18.0S	26E	Eddy	NM	Prod	Oil	1,866	American	D18A	3
27	F W AND Y	2	3001501527	25	17.0S	28E	Eddy	NM	Prod	Oil	864	Cook	JC-400	3
28	F W AND Y	3	3001501531	25	17.0S	28E	Eddy	NM	Prod	Oil	860	Jenson	4-B-2	3
29	FEATHERSTONE FEDERAL	3	3001502941	10	17.0S	29E	Eddy	NM	Prod	Oil	2,568	Alten	D-40-R-2	5
30	FEATHERSTONE FEDERAL	4	3001502940	10	17.0S	29E	Eddy	NM	Prod	Oil	2,457	Cabot	DG-1508	5
31	FEATHERSTONE FEDERAL	1Y	3001502938	10	17.0S	29E	Eddy	NM	Prod	Oil	2,455	Bethlehem	5102 A	5
32	FEATHERSTONE FEDERAL	2Y	3001502937	10	17.0S	29E	Eddy	NM	Prod	Oil	2,450	Alten	40R-2	3

No.	LEASE NAME	WELL No.	WELL API NUMBER	SEC	TWP	RNG	CO.	ST.	Current WELL STATUS	WELL TYPE	Est'd WELL TD (feet)	Pumping Unit Manufacturer	Pumping Unit Size	Unit Motor hp
33	FEATHERSTONE STATE B	1	3001501769	2	18.0S	28E	Eddy	NM	Prod	Oil	2,875	Cabot		3
34	FEATHERSTONE STATE B	4	3001501773	2	18.0S	28E	Eddy	NM	Prod	Oil	2,692	Jenson	8D	5
35	FEATHERSTONE STATE E	3	3001501771	2	18.0S	28E	Eddy	NM	Prod	Oil	2,676	Alten	40 R	3
36	FEATHERSTONE STATE E	5	3001501774	2	18.0S	28E	Eddy	NM	Prod	Oil	2,720	Cabot		
37	FEDERAL S	2	3001504372	28	17.0S	30E	Eddy	NM	Prod	Oil	3,320	American	D-40GA	10
38	FEDERAL S	3	3001504373	28	17.0S	30E	Eddy	NM	Prod	Oil	1,921	National	25-D	5
39	FEDERAL S	4	3001504374	28	17.0S	30E	Eddy	NM	Prod	Oil	1,930	Bethlehem	160	5
40	FEDERAL S	6	3001520147	28	17.0S	30E	Eddy	NM	Prod	Oil	3,293	Emsco	D-80	10
41	FEDERAL S	7	3001531953	28	17.0S	30E	Eddy	NM	Shut-in	Oil	3,293			
42	FEDERAL X	1	3001504244	21	17.0S	30E	Eddy	NM	Prod	Oil	1,855	Cabot	DG-805	5
43	FEDERAL X	3	3001504246	21	17.0S	30E	Eddy	NM	Prod	Oil	1,855	Bethlehem	18173	5
44	FEDERAL X	4	3001504248	21	17.0S	30E	Eddy	NM	Prod	Oil	1,880	Bethlehem	D-25 A-22	5
45	FEDERAL X	5	3001504249	21	17.0S	30E	Eddy	NM	Prod	Oil	1,868	Amcot	D-18	5
46	FEDERAL X	7	3001520618	21	17.0S	30E	Eddy	NM	Prod	Oil	3,002	Cabot	D-4008	5
47	FIVE J	2	3001510543	36	17.0S	28E	Eddy	NM	INJ	Inj	2,700			
48	GENERAL AMERICAN FEDERAL	1	3001510091	10	17.0S	30E	Eddy	NM	Prod	Oil	2,944	Cabot	D-3008	10
49	GREEN FEDERAL	1	3001510320	31	17.0S	29E	Eddy	NM	INJ	Inj	2,626			
50	GREEN FEDERAL	2	3001510485	31	17.0S	29E	Eddy	NM	Prod	Oil	2,626	Amco	D-25A	3
51	GREEN FEDERAL	3	3001510545	31	17.0S	29E	Eddy	NM	Prod	Oil	2,679			
52	GREEN FEDERAL	4	3001510546	31	17.0S	29E	Eddy	NM	Prod	Oil	2,698	N/A	R-422	3
53	GREEN FEDERAL	5	3001503198	31	17.0S	29E	Eddy	NM	INJ	Inj	2,705			
54	GREEN FEDERAL	6	3001510547	31	17.0S	29E	Eddy	NM	Prod	Oil	2,705			
55	GREEN FEDERAL	8	3001525045	31	17.0S	29E	Eddy	NM	Prod	Oil	2,725	National	40-D	3
56	GULF KEPPLE	1	3001500464	19	17.0S	27E	Eddy	NM	Prod	Oil	2,800		none	
57	GULF KEPPLE	2	3001500463	19	17.0S	27E	Eddy	NM	Prod	Oil	2,800	Alten	25	3
58	HASTIE FEDERAL	1	3001522039	18	17.0S	28E	Eddy	NM	Prod	Oil	1,825	Jenson	15DC	3
59	HASTIE FEDERAL	3	3001501422	18	17.0S	28E	Eddy	NM	Prod	Oil	560	American	D25	5
60	HASTIE FEDERAL	6	3001501395	18	17.0S	28E	Eddy	NM	Prod	Oil	560	Cabot		3
61	HASTIE FEDERAL	7	3001501396	18	17.0S	28E	Eddy	NM	Prod	Oil	547	Jenson	DC2	2
62	HONDO K FEDERAL	1	3001505033	1	17.0S	31E	Eddy	NM	Prod	Oil	3,856	Bethlehem	D-57C-22	7.5
63	HONDO K FEDERAL	2	3001510185	1	17.0S	31E	Eddy	NM	Prod	Oil	3,885	Amcot	D-40	5
64	HUDSON SAIKIN STATE	1	3001502666	31	17.0S	28E	Eddy	NM	Prod	Oil	1,816	Bethlehem	15	3
65	HUDSON SAIKIN STATE	2	3001524887	31	17.0S	28E	Eddy	NM	Prod	Oil	1,950	Bethlehem	25	5
66	HUMBLE B STATE	1	3001501871	15	18.0S	28E	Eddy	NM	Prod	Oil	2,279	Cabot	25D	5
67	HUMBLE B STATE	2	3001502009	22	18.0S	28E	Eddy	NM	Prod	Oil	2,279	American	D18	

No.	LEASE NAME	WELL No.	WELL API NUMBER	SEC	TWP	RNG	CO.	ST.	Current WELL STATUS	WELL TYPE	Est'd WELL TD (feet)	Pumping Unit Manufacturer	Pumping Unit Size	Unit Motor hp
68	HUMBLE STATE	1	3001503013	20	17.0S	29E	Eddy	NM	Prod	Oil	2,279	Alten	25R-12	3
69	HUMBLE STATE	3	3001503007	19	17.0S	29E	Eddy	NM	Prod	Oil	923			
70	HUMBLE STATE	4	3001503008	19	17.0S	29E	Eddy	NM	Prod	Oil	955			
71	JENNINGS FEE	1	3001523842	18	18.0S	28E	Eddy	NM	Prod	Oil	2,634	Bethlehem	25D	3
72	LEONARD FEDERAL	9	3001503191	30	17.0S	29E	Eddy	NM	Prod	Oil	2,699	N/A	40DC	7.5
73	MALCO B FEDERAL	1	3001500795	6	18.0S	27E	Eddy	NM	Prod	Oil	1,830	American	D40	
74	RAMPO STATE	1	3001501639	31	17.0S	28E	Eddy	NM	Prod	Oil	1,932	Bethlehem	25	5
75	RAMPO STATE	2	3001501640	31	17.0S	28E	Eddy	NM	Prod	Oil	1,730	Bethlehem	25	3
76	RED LAKE FEDERAL	1	3001526176	10	17.0S	28E	Eddy	NM	Prod	Oil	2,063			
77	ROBINSON STATE	1	3001503162	27	17.0S	29E	Eddy	NM	Prod	Oil	2,900	Jenson	40-B76-E42	10
78	ROBINSON STATE	2	3001503159	27	17.0S	29E	Eddy	NM	Prod	Oil	2,396	Bethlehem	34487-02	5
79	ROBINSON STATE	3	3001503158	27	17.0S	29E	Eddy	NM	Prod	Oil	2,745	Bethlehem	8106	5
80	ROBINSON STATE	5	3001503161	27	17.0S	29E	Eddy	NM	Prod	Oil	2,997	Bethlehem	D-40A	5
81	ROBINSON STATE	8	3001525473	27	17.0S	29E	Eddy	NM	Prod	Oil	3,320	Lufkin	80-DC	10
82	S L FEDERAL	1	3001526541	12	17.0S	29E	Eddy	NM	Prod	Oil	4,580	Bethlehem	14579	15
83	SACKETT FEDERAL	1	3001525132	29	17.0S	29E	Eddy	NM	Prod	Oil	3,389	N/A	56105	15
84	SACKETT FEDERAL	2	3001525502	29	17.0S	29E	Eddy	NM	Prod	Oil	3,275	Bethlehem	D-1146	15
85	SAUNDERS A FEDERAL	2	3001501247	13	17.0S	27E	Eddy	NM	INJ	Inj	561	Alten	6D	3
86	SAUNDERS A FEDERAL	7	3001501244	13	17.0S	27E	Eddy	NM	Prod	Oil	463		none	
87	SAUNDERS A FEDERAL	9	3001500446	13	17.0S	27E	Eddy	NM	Prod	Oil	561	Cook	JC4	2
88	SAUNDERS B FEDERAL	3	3001522725	13	17.0S	27E	Eddy	NM	Shut-in	Gas	1,420	Oil Well	D8	5
89	SAUNDERS FEDERAL	2	3001500438	13	17.0S	27E	Eddy	NM	Prod	Oil	550			
90	SAUNDERS FEDERAL	9	3001500443	13	17.0S	27E	Eddy	NM	Prod	Oil	2,553	Jenson	6D	5
91	SAUNDERS FEDERAL	10	3001521924	13	17.0S	27E	Eddy	NM	Prod	Oil	1,864		none	
92	SAUNDERS FEDERAL	11	3001522061	13	17.0S	27E	Eddy	NM	Prod	Oil	1,759		none	
93	SINCLAIR A STATE	1	3001503005	19	17.0S	29E	Eddy	NM	Prod	Oil	901	Bethlehem	B-25A	3
94	SINCLAIR STATE	1	3001502931	9	17.0S	29E	Eddy	NM	Prod	Oil	2,556	Bethlehem	16771-15971	3
95	SKELLY STATE	1	3001502736	16	16.0S	29E	Eddy	NM	Prod	Oil	1,775	Amcot	D-18-A-22	5
96	SKELLY STATE	3	3001502744	16	16.0S	29E	Eddy	NM	Prod	Oil	1,870	Amcot	D-18-A-22	none
97	SKELLY STATE	6	3001502746	16	16.0S	29E	Eddy	NM	Prod	Oil	1,893	Amcot	D-18-A-22	3
98	SKELLY STATE	8	3001502748	16	16.0S	29E	Eddy	NM	Prod	Oil	1,916	Jenson	B6B502	none
99	SKELLY STATE	9	3001502749	16	16.0S	29E	Eddy	NM	Prod	Oil	1,913	Oil Well	D7T158	5
100	SKELLY STATE	10	3001502735	15	16.0S	29E	Eddy	NM	Prod	Oil	1,950	Alten	A7801-G5180	none
101	SMITH STATE	1	3001502556	4	18.0S	28E	Eddy	NM	Prod	Oil	2,307	American	D25	5

No.	LEASE NAME	WELL No.	WELL API NUMBER	SEC	TWP	RNG	CO.	ST.	Current WELL STATUS	WELL TYPE	Est'd WELL TD (feet)	Pumping Unit Manufacturer	Pumping Unit Size	Unit Motor hp
102	**SOLT STATE**	**1**	3001525277	5	18.0S	28E	Eddy	NM	Prod	Oil	3,500	Cabot	D40	3
103	**SOLT STATE**	**2**	3001525278	5	18.0S	28E	Eddy	NM	Prod	Oil	3,500	Cabot	D40	3
104	**SOLT STATE**	**3**	3001525390	5	18.0S	28E	Eddy	NM	Prod	Oil	3,020	Cabot	D40	7.5
105	**SOLT STATE**	**4**	3001525391	5	18.0S	28E	Eddy	NM	Prod	Oil	3,039	Cabot	D40	5
106	**SPURCK STATE**	**4**	3001522904	24	17.0S	27E	Eddy	NM	Prod	Oil	540	Bethlehem	25D	3
107	**SPURCK STATE**	**7**	3001523583	24	17.0S	27E	Eddy	NM	Prod	Oil	2,310	Emsco		
108	**SPURCK STATE**	**8**	3001523589	24	17.0S	27E	Eddy	NM	Prod	Oil	1,735		none	
109	**SPURCK STATE**	**9**	3001530997	24	17.0S	27E	Eddy	NM	T/A	Oil	1,920		none	
110	**SPURCK STATE**	**6Y**	3001523760	24	17.0S	27E	Eddy	NM	Prod	Oil	505	Emsco	D16	3
111	**STATE 32**	**1**	3001501655	32	17.0S	28E	Eddy	NM	Prod	Oil	2,074	Cabot	D16	3
112	**STATE 32**	**2**	3001501656	32	17.0S	28E	Eddy	NM	Prod	Oil	2,074	Jones & Laughlin	D25	3
113	**STATE 647 AC 724**	**197**	3001510073	36	17.0S	28E	Eddy	NM	Prod	Oil	2,649	N/A	40-DC	3
114	**STATE 647 AC 724**	**202**	3001510461	36	17.0S	28E	Eddy	NM	Prod	Oil	2,565	Oil Well	D-8-103-22	3
115	**STATE 647 AC 724**	**203**	3001510312	25	17.0S	28E	Eddy	NM	Prod	Oil	2,521	Ideco	D-44	3
116	**STATE AE**	**1**	3001525402	4	18.0S	28E	Eddy	NM	Shut-in	Oil	3,530	CMI	D114	10
117	**STATE AE**	**2**	3001525403	4	18.0S	28E	Eddy	NM	Shut-in	Oil	3,530	Cabot	D40	1
118	**STATE B**	**4**	3001522639	22	17.0S	28E	Eddy	NM	Prod	Oil	2,482	National	24	5
119	**STATE B**	**5**	3001522642	22	17.0S	28E	Eddy	NM	Prod	Oil	2,482	Jenson	2D1	3
120	**STATE B**	**6**	3001522645	22	17.0S	28E	Eddy	NM	Prod	Oil	2,482	Eaton	2D1	1.5
121	**STATE B**	**7**	3001522676	22	17.0S	28E	Eddy	NM	Prod	Oil	2,482	Jenson	4D	5
122	**STATE B #E**	**2**	3001501896	17	18.0S	28E	Eddy	NM	Prod	Oil	2,482	American	25A	3
123	**STATE BGK**	**2**	3001522585	2	17.0S	31E	Eddy	NM	Prod	Oil	3,540	Amcot	D-80A	7.5
124	**STATE BGK**	**3**	3001522981	2	17.0S	31E	Eddy	NM	Prod	Oil	3,843	Allen	40-R-29	7.5
125	**STATE BGK**	**4**	3001523375	2	17.0S	31E	Eddy	NM	Prod	Oil	3,867	Bethlehem	5795-48	7.5
126	**STATE BGK**	**5**	3001523376	2	17.0S	31E	Eddy	NM	Prod	Oil	3,845	N/A	D57-G881	none
127	**STATE BK**	**3**	3001505273	19	17.0S	31E	Eddy	NM	Prod	Oil	1,955			
128	**STATE BK**	**5**	3001510167	19	17.0S	31E	Eddy	NM	Prod	Oil	3,490			
129	**STATE BKC 10**	**10**	3001505043	2	17.0S	31E	Eddy	NM	Prod	Oil	3,645	Emsco	57-DA	7.5
130	**STATE BKC 9**	**9**	3001505042	2	17.0S	31E	Eddy	NM	Prod	Oil	3,845	Amcot	R-4-22	5
131	**STATE FV**	**1**	3001510118	31	17.0S	28E	Eddy	NM	Prod	Oil	1,949	Jenson	40	7.5
132	**STATE FW**	**1**	3001501642	31	17.0S	28E	Eddy	NM	Prod	Oil	1,944	Oil Well	D5B	3
133	**STATE FX**	**1**	3001510107	6	18.0S	28E	Eddy	NM	Prod	Oil	1,944	Parkersburg	5D3	none
134	**STATE N**	**1**	3001502643	8	18.0S	28E	Eddy	NM	Prod	Oil	2,167	Jones & Laughlin	25	5

No.	LEASE NAME	WELL No.	WELL API NUMBER	SEC	TWP	RNG	CO.	ST.	Current WELL STATUS	WELL TYPE	Est'd WELL TD (feet)	Pumping Unit Manufacturer	Pumping Unit Size	Unit Motor hp
135	T E & K - Keyes A FEDERAL	3	3001501341	10	17.0S	28E	Eddy	NM	Prod	Gas	1,400		none	
136	T E & K - Keyes A FEDERAL	9	3001501614	10	17.0S	28E	Eddy	NM	Prod	Gas	1,445		none	
137	T E & K - Keyes B FEDERAL	1	3001501312	3	17.0S	28E	Eddy	NM	Prod	Gas	1,415		none	
138	T E & K - Keyes B FEDERAL	2	3001501347	10	17.0S	28E	Eddy	NM	Prod	Gas	1,387		none	
139	T E & K - Keyes B FEDERAL	8	3001501336	10	17.0S	28E	Eddy	NM	Prod	Gas	1,387		none	
140	TIDEWATER K STATE	1	3001505046	2	17.0S	31E	Eddy	NM	Prod	Oil	3,761	Cabot	D-5708	5
141	TIDEWATER K STATE	2	3001505047	2	17.0S	31E	Eddy	NM	Prod	Oil	3,776	Bethlehem	957G909	10
142	TIDEWATER K STATE	3	3001505048	2	17.0S	31E	Eddy	NM	Prod	Oil	3,795	Cabot	D-5708	10
143	TIDEWATER K STATE	4	3001505049	2	17.0S	31E	Eddy	NM	Prod	Oil	3,852	Cabot	D-5768	3
144	TIDEWATER K STATE	5	3001505045	2	17.0S	31E	Eddy	NM	Prod	Oil	3,850	Cabot	D-5708	7.5
145	TIDEWATER K STATE	6	3001522641	2	17.0S	31E	Eddy	NM	Prod	Oil	3,745	Amcot	D-57A	7.5
146	VANDAGRIFF FEDERAL	3	3001501323	5	17.0S	28E	Eddy	NM	Prod	Gas	1,372		none	
147	VANDAGRIFF FEDERAL	5	3001501318	5	17.0S	28E	Eddy	NM	Prod	Gas	1,348		none	
148	VANDAGRIFF FEDERAL	7	3001501320	5	17.0S	28E	Eddy	NM	Prod	Gas	1,337		none	
149	VANDAGRIFF FEDERAL	8	3001501321	5	17.0S	28E	Eddy	NM	Prod	Gas	1,403		none	
150	VANDAGRIFF FEDERAL	9	3001501322	5	17.0S	28E	Eddy	NM	Prod	Gas	1,340	Cabot		none
151	VANDAGRIFF FEDERAL	10	3001501329	8	17.0S	28E	Eddy	NM	Prod	Gas	1,339	Jensen		ajax
152	VANDAGRIFF FEDERAL	11	3001501325	5	17.0S	28E	Eddy	NM	Prod	Gas	1,372	National		none
153	WENTZ STATE	1	3001501523	24	17.0S	28E	Eddy	NM	Shut-in	Oil	871	Amcot	40DC	3
154	WENTZ STATE	2	3001501524	24	17.0S	28E	Eddy	NM	Shut-in	Oil	870	National	CD-20	none
155	WEST ARTESIA GRAYBURG UNIT	1	3001502645	8	18.0S	28E	Eddy	NM	INJ	Inj	2,297			
156	WEST ARTESIA GRAYBURG UNIT	2	3001502640	8	18.0S	28E	Eddy	NM	Prod	Oil	2,500	American	D40	none
157	WEST ARTESIA GRAYBURG UNIT	3	3001502630	7	18.0S	28E	Eddy	NM	Prod	Oil	2,235	American	D40GA	10
158	WEST ARTESIA GRAYBURG UNIT	4	3001502648	8	18.0S	28E	Eddy	NM	INJ	Inj	2,500			
159	WEST ARTESIA GRAYBURG UNIT	5	3001502647	8	18.0S	28E	Eddy	NM	Prod	Oil	2,500	Alten	D40	5
160	WEST ARTESIA GRAYBURG UNIT	6	3001510328	8	18.0S	28E	Eddy	NM	INJ	Inj	2,500			
161	WEST ARTESIA GRAYBURG UNIT	7	3001502639	8	18.0S	28E	Eddy	NM	Prod	Oil	2,309	Amcot	D25	3
162	WEST ARTESIA GRAYBURG UNIT	8	3001502659	8	18.0S	28E	Eddy	NM	Prod	Oil	2,366	Cabot	25	3
163	WEST ARTESIA GRAYBURG UNIT	9	3001502658	8	18.0S	28E	Eddy	NM	Prod	Oil	2,345	Alten	25R	3
164	WEST ARTESIA GRAYBURG UNIT	11	3001502655	8	18.0S	28E	Eddy	NM	INJ	Inj	2,500			
165	WEST ARTESIA GRAYBURG UNIT	12	3001502649	8	18.0S	28E	Eddy	NM	INJ	Inj	2,500			
166	WEST ARTESIA GRAYBURG UNIT	13	3001502636	7	18.0S	28E	Eddy	NM	INJ	Inj	2,500			
167	WEST ARTESIA GRAYBURG UNIT	14	3001502635	7	18.0S	28E	Eddy	NM	Prod	Oil	2,215	Alten	40R	none
168	WEST ARTESIA GRAYBURG UNIT	16	3001502641	8	18.0S	28E	Eddy	NM	Shut-in	Oil	2,500	Jensen	6DI	none
169	WEST ARTESIA GRAYBURG UNIT	17	3001502642	8	18.0S	28E	Eddy	NM	Prod	Oil	2,128	Aztec	25D	3
170	WEST ARTESIA GRAYBURG UNIT	18	3001501899	17	18.0S	28E	Eddy	NM	INJ	Inj	2,500			
171	WEST ARTESIA GRAYBURG UNIT	19	3001501897	17	18.0S	28E	Eddy	NM	Prod	Oil	2,145	Aztec	25D	5

No.	LEASE NAME	WELL No.	WELL API NUMBER	SEC	TWP	RNG	CO.	ST.	Current WELL STATUS	WELL TYPE	Est'd WELL TD (feet)	Pumping Unit Manufacturer	Pumping Unit Size	Unit Motor hp
172	WEST ARTESIA GRAYBURG UNIT	20	3001523113	8	18.0S	28E	Eddy	NM	Prod	Oil	2,500	Lufkin	57D	7.5
173	WEST ARTESIA GRAYBURG UNIT	21	3001523619	8	18.0S	28E	Eddy	NM	Prod	Oil	2,520	Cabot	?	10
174	WEST ARTESIA GRAYBURG UNIT	22	3001523639	8	18.0S	28E	Eddy	NM	Shut-in	Oil	2,551	Bethlehem	36D	5
175	WEST ARTESIA GRAYBURG UNIT	24	3001523724	8	18.0S	28E	Eddy	NM	Shut-in	Oil	2,325	Jensen	6D1	5
176	WEST ARTESIA GRAYBURG UNIT	26	3001523784	8	18.0S	28E	Eddy	NM	Prod	Oil	2,539	Bethlehem	57D	7.5
177	WEST ARTESIA GRAYBURG UNIT	27	3001523869	8	18.0S	28E	Eddy	NM	Prod	Oil	2,520	Bethlehem	80	10
178	WEST STATE	2	3001522795	24	17.0S	27E	Eddy	NM	Prod	Oil	454			
179	YATES STATE	1	3001502011	22	18.0S	28E	Eddy	NM	Prod	Oil	2,314	American	27	5
180	YATES STATE	2	3001501874	15	18.0S	28E	Eddy	NM	Prod	Oil	2,546	Cabot	D44	5
181	YATES STATE	3	3001501875	15	18.0S	28E	Eddy	NM	Prod	Oil	2,665	Cabot	D6	3
182	ZAIT STATE	1	3001522653	22	17.0S	28E	Eddy	NM	Prod	Oil	600	?	?	2
183	ZAIT STATE	2	3001522675	22	17.0S	28E	Eddy	NM	Prod	Oil	600	Cook	JG4	3
184	ZAIT STATE	3	3001523012	22	17.0S	28E	Eddy	NM	Prod	Oil	600	Jensen	?	3
185	ZAIT STATE	4	3001523062	22	17.0S	28E	Eddy	NM	Prod	Oil	600	Cook	?	3

EXHIBIT "C - 3"

EQUIPMENT: Artesia Field Office & Yard

ARTESIA FIELD OFFICE

14'x66' 3-Bedroom Mobile Home (Young's Factory Built Homes, Hobbs, NM) used for office.
Set up with Field Office, 2 Bedrooms for accomodations during field work by visitors.
Fully-furnised from factory with office built-in cabinets & work counters, 2 office desks & 1 chair, 2 beds, 2 night stands, 2 lamps, 2 chests of drawers, couch, recliner, coffee table, TV, end table, kitchen table & chairs, microwave, pots & pans, dishes, silverware & kitchen utensils, coffee maker, linens & towels, washer & dryer, refrigerator, range & oven, A/C, etc, as shown on Young's purchase order dated 08/22/2008.

Additional Field Office Equipment added by Doral:

HP Desktop computer, monitor, & keyboard.
HP Laptop Computer assigned to Artesia Area Manager
Wireless internet equipment
HP Multi-function printer/fax/scanner
Internet fax machine
VOIP Phone with extension to Midland Office
3 Office chairs
4'x6' Whiteboard & stand plus wall whiteboards
Portable Table-top Light Table

ARTESIA FIELD OFFICE - YARD EQUIPMENT & VEHICLES

2003 Ford F-150 Crew Cab 4x4 Pickup Truck used by Pumper. Unit #7416. 110,300 miles.
VIN: 1FTRW08633KA87416
2001 Ford F-150 Extended Cab 4x4 Pickup Truck. Out of service - Transmission out. 168,932 miles.
Unit #7441. VIN: 1FTRX18L11NA77441

Water Truck - Mack R600 Tandem Axle Truck with water tank. Condition - Poor. (Sale Pending)
International Diesel Winch Truck - gang truck. Condition - Poor. (Sale Pending)
2 - Gooseneck Water Trailers with water tanks. Condition - Poor. (Sale Pending)
Single-Axle small Pipe Trailer. Condition - Poor. (Sale Pending)

Miscellaneous small number of Spare Parts (nipples, valves, etc.) in storage building in Yard.

Exhibit "D"

Contracts

Oil Purchase Contracts:

- Contract dated October 8, 2009 between Navajo Refining, L.P. and Doral Energy Corp. for the purchase of New Mexico Sour and New Mexico Intermediate Crude Oil from certain leases owned and operated by Doral Energy Corp. in Eddy County, New Mexico.

- Contract dated August 1, 2008 between ConocoPhillips Company and Doral Energy Corp. for the purchase of New Mexico Sour Type Crude Oil from certain leases owned and operated by Doral Energy Corp. in Eddy County, New Mexico.

Gas Purchase Contracts:

- Contract dated May 20, 2002 between Duke Energy Field Services, LP (now DCP Midstream, LLC) and Hanson Energy (assumed by Doral Energy Corp.) for the purchase of gas production from certain leases owned by Doral Energy Corp. in Eddy County, New Mexico.

- Contract dated December 1, 2002 between Conoco, Inc. and Mack Energy Corporation (assumed by Doral Energy Corp.) for the purchase of gas production from certain leases owned and operated by Doral Energy Corp. in Eddy County, New Mexico.

Field SWD Agreement:

- SWD Agreement dated September 1, 2009 between Doral Energy Corp. and Lime Rock Resources A, LP for the handling and injection of produced field saltwater from Lime Rock Resources into the West Artesia Grayburg Unit water injection wells. This provides for Doral Energy to take a minimum of 800 BWPD from Lime Rock Resources, for a fee of $0.15/BW payable to Doral Energy for a 2-year base period from 9/01/2009 to 8/31/2011, with month-to-month extensions thereafter.

Artesia Field Office Agreements:

- Lease agreement dated November 1, 2009 between Ms. Georgie Johnson and Ms. Ruth Ann Jeffers-Calvert (landlords) and Doral Energy Corp. for the lease of the lots occupied by the Doral Energy – Artesia Field Office and storage yard located at 11387 Lovington Highway, Riverside, NM. Monthly rental cost is $850.00 per month.

- Monthly rental and service agreement dated December 1, 2009 between Production Systems and Doral Energy Corp. for the use of the Total Rod Data Base system used for field production and well data management by field and Midland office personnel. Annual cost is $7,171.56 per year or $597.63 per month.

- Bank Loan agreement dated August 22, 2008 between Citibank, NA (Midland, Tx) and Doral Energy Corp. for the purchase of the Artesia Field Office trailer which contains the field office and 2 bedrooms for accommodations during field work. Loan agreement term is 48 months at a monthly payment of $997.00 per month.

Midland Office Agreements:

- Office Lease Agreement dated March 1, 2009 between Wilco Building Partners and Doral Energy Corp. for the lease of 4,661 square feet of office space in Suite 500 of the Wilco Building at 415 W. Wall Street, Midland, Texas. 3-year lease contains annual escalating monthly lease amounts:
  - 3/01/2009 – 2/28/2010: $3,592.85 per month
  - 3/01/2010 – 2/28/2011: $3,689.96 per month
  - 3/01/2011 – 2/28/2012: $3,787.06 per month

- Monthly rental and service agreement dated September 22, 2008 between OGAS Company and Doral Energy Corp. for the use of the OGAS Accounting Program System for all Doral Energy accounting information and joint-interest billing. Agreement is evergreen at a cost of $541.25 per month.

- Monthly rental and service agreement dated September 10, 2009 between Zeno Office Systems and Doral Energy Corp. for the use of a Kyocera KM-C2525E color copier/printer. Term of the agreement is 48 months at a base cost of $199.00 per month plus certain copy charges.

- Corporate apartment lease agreement dated August 1, 2009 between The Palms at Briarwood LLC and Doral Energy Corp. for the rental of corporate apartment at the monthly rental cost of $1,295.00 per month.

Company Vehicles:

- Vehicle Purchase Loan Agreement dated October 13, 2008 between Ford Motor Credit Corp. and Doral Energy Corp. for the purchase of 2008 Ford F-150 Super Crew Pickup for the use of VP of Operations (VIN: 1FTPW14V78KD27116). 60-month agreement with monthly payment of $578.61 per month.

- Vehicle Purchase Loan Agreement dated February 28, 2008 between Ford Motor Credit Corp. and Doral Energy Corp. for the purchase of 2008 Ford F-250 Super Crew Diesel Pickup for the use of Artesia Area Manager (VIN: 1FTSW21R48EC73196). 60-month agreement with monthly payment of $775.46 per month.

Exhibit "E"

Form of Assignment

ASSIGNMENT AND BILL OF SALE

STATE OF NEW MEXICO	§	KNOW ALL MEN BY THESE PRESENTS:
	§	
COUNTY OF EDDY	§	

THAT this Assignment and Bill of Sale, dated this ___ day of ____________, 2010, but effective for all purposes as of __________ 1, 2010, at 7:00 A.M. local time where the Properties, as defined herein, are located (the "Effective Time") is by and between **Doral Energy Corporation,** a Nevada corporation, whose address is ________________ ("Assignor"), and Alamo Resources, LLC, a Texas limited liability company, whose address is ______________________, Houston, Texas 77002 ("Assignee").

FOR AND IN CONSIDERATION of the sum of One Hundred Dollars ($100.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, convey and deliver unto Assignee all of Assignor's right, title and interest in and to the following property (collectively, the "Properties"):

(a) All of Assignor's right, title and interest in and to oil and gas leases, fee minerals, royalty, overriding royalty and other oil and gas interests covering lands located in Eddy County, New Mexico, including, without limitation, the oil and gas leases described on Exhibit "A" (the "Leases"), including all rights and interests in any unit or pooled area in which the Leases are included, including, to the extent arising from or associated with the Leases, all rights derived from any unitization, pooling, operating, communitization or other agreement;

(b) The oil and gas wells located on the Leases or lands pooled therewith, including, without limitation, the wells identified on Exhibit "B" attached hereto (collectively, the "Wells");

(c) All crude oil, natural gas, casinghead gas, condensate, sulfur, natural gas liquids, products, and other liquid or gaseous hydrocarbons, and other minerals of every kind and character which may be produced from or allocable to the Properties (collectively, "Hydrocarbons") with respect to all periods on or after the Effective Time, together with all proceeds from or of such Hydrocarbons, and the Inventory Hydrocarbons, as defined below;

(d) All equipment, fixtures, facilities, improvements and other property used, or held for use, in exploring, developing, operating, producing maintaining or repairing the Leases or lands pooled therewith, including, without limitation, all equipment, tank batteries, pump jacks, gathering systems, pipelines, processing systems, plants, compressors, meters, injection wells, disposal wells, vehicles, pipe, inventory, machinery, spare parts, and tools (collectively, the "Equipment"), including, without limitation, the equipment described in Exhibit "C" attached hereto;

(e) All easements, rights-of-way, surface leases, licenses, permits, servitudes, approvals, consents, certificates and other similar interests applicable to or used in operating the Wells, the Leases, or the Equipment, to the extent assignable by Assignor (the "Permits");

(f) All valid and existing agreements, contracts and contractual rights and interests of every kind and nature relating to the Wells, the Leases or lands pooled therewith, or any other right or property described in Sections (a) through (e) above, including all unit agreements, farmout agreements, farmin agreements, salt water handling agreements, operating agreements, and Hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, and processing agreements, including, without limitation, the contracts and agreements described in Exhibit "D" – Part One (the "Contracts");

(g) Assignor's leasehold covering its field office located in Artesia, New Mexico (the "Field Office") and its corporate office located in Midland, Texas (the "Corporate Office"), each as described in Exhibit "D" – Part Two (collectively, the "Office Leases"), and all equipment, computers, and office furnishings located in the Field Office (the equipment, computers and office furnishings located in the Corporate Office being expressly excluded from this Assignment); and

(h) Assignor's files and records relating to the Properties described in Sections (a) through (g) above, including, without limitation (i) lease, division order, contract, and land files, abstracts and title opinions; (ii) operations, maintenance, production, environmental and engineering records; (iii) logs, facility and well records; and (iv) accounting files, well payout files, and lease operating statements (collectively, the "Records"); provided, however, that the Records shall not include the general corporate files and records of Assignor, any files and records which are subject to confidentiality obligations owed to third parties (provided that Assignor will, at Assignee's request, at no cost or expense to Assignor, request waivers of such confidentiality restrictions), or files and records, other than title opinions, that are subject to attorney-client privilege.

TO HAVE AND TO HOLD the Properties unto Assignee and its successors and assigns forever, subject to the matters in this Assignment.

Assignor binds itself and its successors and assigns to warrant and forever defend, all and singular, title to the Properties unto Assignee, its successors and assigns, from and against all persons claiming or to claim the Properties or any part thereof by, through or under Assignor, but not otherwise.

This Assignment is made by Assignor and accepted by Assignee subject to the terms and conditions of that certain Purchase and Sale Agreement, dated ____________, 2010, by and between Assignor and Assignee (the "Agreement").

EXCEPT FOR THE SPECIAL WARRANTY OF TITLE EXPRESSLY PROVIDED ABOVE, THIS ASSIGNMENT IS MADE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

Notwithstanding the above limitation of warranties, this Assignment is made with full rights of substitution and subrogation of Assignee in and to all rights and actions of warranty against previous owners, assignors and grantors.

Assignor and Assignee agree to execute and deliver all such other and additional assignments or other documents and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the Properties assigned or intended to be assigned herein or to give effect to the reservations herein.

This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

EXECUTED as of the ____ day of ______________, 2010, but effective for all purposes as of the Effective Time.

ASSIGNOR:

DORAL ENERGY CORPORATION

By:______________________________

Name: ____________________________

Title: ____________________________

ASSIGNEE:

ALAMO RESOURCES, LLC

By:______________________________

Name:____________________________

Title:____________________________

STATE OF TEXAS

COUNTY OF ________________

This instrument was acknowledged before me this ___ day of ____________, 2010, by ________________, as ____________________ of Doral Energy Corporation, a Nevada corporation, on behalf of the corporation.

____

Notary Public in and for the State of ______

(Stamp)

STATE OF TEXAS

COUNTY OF ________________

This instrument was acknowledged before me this ___ day of ____________, 2010, by ________________, as ____________________ of Alamo Resources, LLC, a Texas limited liability company, on behalf of the company.

____

Notary Public in and for the State of ______

(Stamp)

Exhibit "F"

1445 Certificate

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by **Doral Energy Corporation**, the undersigned hereby certifies the following on behalf of Doral Energy Corporation:

1. Doral Energy Corporation is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Doral Energy Corporation is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3. Doral Energy Corporation's U.S. employer identification number is: __________; and

4. Doral Energy Corporation's office address is ______________________________________ ______________________________.

Doral Energy Corporation understands that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this Certification and, to the best of my knowledge and belief, it is true, correct, and complete with respect to Doral Energy Corporation, and I further declare that I have authority to sign this document on behalf of Doral Energy Corporation.

Date: _______________, 2010

Doral Energy Corporation

By:______________________________

Name: ___________________________

Title:____________________________

Exhibit "G"

Buyer's Closing Certificate

Pursuant to Sections 6.1(a) and 6.1(b) of the Purchase and Sale Agreement ("Agreement"), dated ___________, 2010, by and between Doral Energy Corporation (the "Seller") and Alamo Resources, LLC (the "Buyer"), Buyer hereby certifies to Seller as follows:

1. All representations and warranties of Buyer contained in the Agreement are true and correct in all material respects as of the date hereof;

2. Buyer has complied in all material respects with all obligations and conditions contained in the Agreement to be performed or complied with by Buyer on or prior to the Closing.

This Certificate is executed this _____ day of _______________, 2010.

Alamo Resources, LLC

By:_______________________________

Name: _____________________________

Title:_______________________________

Exhibit "H"

Seller's Closing Certificate

Pursuant to Sections 6.2(a) and 6.2(b) of the Purchase and Sale Agreement ("Agreement"), dated ____________, 2010, by and between Doral Energy Corporation (the "Seller") and Alamo Resources, LLC (the "Buyer"), Seller hereby certifies to Buyer as follows:

1. All representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof;

2. Seller has complied in all material respects with all obligations and conditions contained in the Agreement to be performed or complied with by Seller on or prior to the Closing.

This Certificate is executed this _____ day of _______________________, 2010.

Doral Energy Corporation

By:______________________________

Name: ___________________________

Title:_____________________________

Exhibit "I"

Transition Services Agreement

[To Come.]

Schedule 2.5
Allocated Values for Properties Contained in the Purchase & Sale Agreement between Doral Energy Corp. and Alamor Resources, LLC
Dated April 30, 2010

Lease No.	Description	Value Allocation ($ Thousands)
1	ATKINS FEDERAL	511
2	ATKINS STATE B	32
3	ATSEL FEDERAL	118
4	BERRY A FEDERAL	90
5	BERRY B FEDERAL	10
6	BERRY FEDERAL	10
7	BRIGHAM B FEDERAL	145
8	CEDAR LAKE	258
9	CONOCO STATE	10
10	DELHI B STATE	697
11	DONNELLY KELLY STATE	94
12	EMPIRE J FEDERAL	165
13	FEATHERSTONE FEDERAL	523
14	FEATHERSTONE STATE B	214
15	FEATHERSTONE STATE E	336
16	FEDERAL S	703
17	FEDERAL X	281
18	FIVE J STATE #647	10
19	FW&Y STATE #647	10
20	GENERAL AMERICAN FEDERAL	300
21	GREEN FEDERAL	113
22	GULF KEPPLE	10
23	HASTIE FEDERAL	168
24	HONDO K FEDERAL	21
25	HUDSON SAIKEN STATE	43
26	HUMBLE STATE	260
27	HUMBLE STATE B	145
28	JENNINGS FEE	65
29	LEONARD FEDERAL	423
30	MALCO B FEDERAL	344
31	RAMPO STATE #647	35
32	RED LAKE FEDERAL	11
33	ROBINSON STATE	281
34	SACKET FEDERAL	238
35	SAUNDERS FEDERAL	10
36	SAUNDERS A FEDERAL	10
37	SAUNDERS B FEDERAL	10
38	SINCLAIR A STATE	83
39	SINCLAIR STATE	85
40	SKELLY STATE	990
41	SL FEDERAL A	130
42	SMITH STATE	80
43	SOLT STATE	242
44	SPURCK STATE	10
45	STATE 32	105

Schedule 2.5
Allocated Values for Properties Contained in the Purchase & Sale Agreement between Doral Energy Corp. and Alamor Resources, LLC
Dated April 30, 2010

Lease No.	Description	Value Allocation ($ Thousands)
46	STATE #647	136
47	STATE AE	72
48	STATE B "E"	87
49	STATE B	10
50	STATE BGK	15
51	STATE BK	118
52	STATE BKC 9	48
53	STATE BKC 10	47
54	STATE FV	29
55	STATE FW	24
56	STATE FX	40
57	STATE N	43
58	TE&K (KEYS A) FEDERAL	10
59	TE&K (KEYS B) FEDERAL	10
60	TIDEWATER K STATE	304
61	VANDAGRIFF FEDERAL	10
62	WENTZ & WENTZ AID STATE	10
63	WEST II STATE	10
64	WEST ARTESIA GB UNIT	302
65	YATES STATE	237
66	ZAIT STATE	10
	TOTALS	**10,000**

Schedule 3.1(j)

Contractual Defaults

NONE.

Schedule 3.1(k)

Rights to Production

ConocoPhillips has Calls on all Hydrocarbons produced from the following Properties:

1) **Sackett Federal Lease:** United States Oil & Gas Lease Serial No. NM14847, insofar as the lease covers the following described land in Eddy County, New Mexico:
   - Township 17 South, Range 29 East, N.M.P.M.
     Section 29: SW/4 SW4 & SE/4 SW/4
     Containing a total of 80 acres, more or less, and the
     Sackett Federal #1 & Sackett Federal #2 wells.

2) **General American Federal Lease:** United States Oil & Gas Lease Serial No. NM074937, insofar as the lease covers the following described land in Eddy County, New Mexico:
   - Township 17 South, Range 30 East, N.M.P.M.
     Section 10: SE/4 SE/4
     Containing a total of 40 acres, more or less, and the
     General American Federal #1 well.

Schedule 3.1(l)

Plugging and Abandonment Obligations

Doral Energy Corp. has been given the option by the New Mexico OCD to either return to production, conduct a mechanical integrity test, or P&A the following shut-in wells. Due to the current mechanical condition of both wells, the most economic option is to P&A the wells.

1) **Wentz State #1** well, API No. 30-015-01523; Sec-24 Twp-17S Rge-28E, Eddy County, NM; 950 – AID: Yates-Seven Rivers Pool.
2) **West Artesia Grayburg Unit #11 WIW** well, API No. 30-015-02655; Sec-8 Twp-18S Rge-28E, Eddy County, NM; 3230 – Artesia: Queen-Grayburg-San Andres Pool.

Schedule 3.1(m)

Commitments

NONE.

Schedule 3.1(n)

Imbalances

NONE.

Schedule 3.1 (o)

Preferential Rights and Consents

1) **State N Lease:** In Operating Agreement between Gulf Oil Corporation (now BP America Production Co.) and L.N. Marbry, dated October 31, 1956, recorded in Book 77, Page 392, Oil and Gas Records, Gulf Oil Corporation reserves a preferential right to purchase.

2) **Gulf Kepple Fee Lease:** An Assignment dated May 1, 1971, recorded in Book 79, Page 807, Miscellaneous Records, from Jimmie E. Collier, a widow, to David C. Collier makes reference to a preferential right to purchase reserved by Gulf Oil Corporation in Assignment dated August 12, 1959 from Gulf Oil Corporation (now Chevron USA, Inc.) to R.D. Collier.

3) **Sackett Federal Lease:** In Transfer, Assignment or Sublease of Operating Rights dated April 30, 1985, recorded in Book 254, Page 403, Eddy County Records, Phillips Petroleum Company (now ConocoPhillips Company) reserves a preferential right to purchase.

4) **State B Lease:** In Operating Agreement between Gulf Oil Corporation (now held by SDX Resources, Inc.) and L.N. Marbry, dated October 31, 1956, recorded in Book 77, Page 392, Oil and Gas Records, Gulf Oil Corporation reserves a preferential right to purchase.

Schedule 14.5

Macquarie Bank Limited Notice Address

Macquarie Bank Limited, Administrative Agent
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attn: Mr. Michael Sextro
Teleophone: (713) 275-6207
Facsimile: (713) 275-6222
E-Mail: michael.sectro@macquarie.com

With a copy to:

Macquarie Bank Limited, Administrative Agent
Houston Representative Office
500 Dallas Street, Suite 3100
Houston, Texas 77002
Attn: Linda Cox
Telephone: (713) 275-6221
Facsimile: (713) 275-6222
E-Mail: linda.cox@macquarie.com

and to:

Macquarie Bank Limited, Administrative Agent
Executive Director – Metals and Energy Capital
Level 15, No.1 Martin Place
Sydney
New South Wales 2000
Australia
Attn: Executive Director
Telephone: + 61 2 8232 3333
Facsimile: + 61 2 8232 3590
E-Mail: katie.choi@macquarie.com